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                           AGREEMENT OF LIMITED PARTNERSHIP

                                          OF

                                   RACKSPACE, LTD.

     This Agreement of Limited Partnership (hereinafter referred to as the "Agreement") is entered into the 29th day of December, 1998, between Macroweb, LC, a Texas limited liability company (the "General Partner"), Trout, Ltd, a Texas limited partnership ("Trout"), Richard Yoo ("Yoo"), Patrick Condon ("Condon") and Dirk Elmendorf ("Elmendorf) (Trout, Yoo, Condon and Elmendorf are sometimes referred to herein as the "Limited Partners"). The General Partner and the Limited Partners are sometimes hereinafter collectively referred to as the "Partners."

                                 W I T N E S S E T H:

     WHEREAS, the parties hereto desire to form the Partnership in order to more conveniently conduct all business for which a partnership may be formed:

     Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE 1.
                                    DEFINED TERMS

     The capitalized terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this Article 1.

     ACT. Texas Revised Limited Partnership Act, as set forth at Article 6132a-1 in Vernon's Annotated Texas Civil Statutes, as it may be amended from time to time.

     ADDITIONAL LIMITED PARTNERS. The Limited Partners who are admitted to the Partnership by the General Partner after the date of this Agreement on terms negotiated by the General Partner consistent with the General Partner's fiduciary duty to the Partnership, who shall become a party to this Agreement upon their execution of a counterpart to this Agreement, all in accordance with the terms and conditions of this Agreement.

     AFFILIATE. Means, with respect to any Person, any corporation, limited liability company, partnership, individual, trust or association controlled by, controlling or under common control with such Person, with the concept of control in this context meaning the ownership of at least 10% of the

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voting securities or partnership, equity or other beneficial interest of the controlled entity.

     AGREEMENT. This Agreement of Limited Partnership of Rackspace, Ltd. as originally executed and as subsequently amended from time to time.

     APPROVAL OF THE CLASS A LIMITED PARTNERS. Means and includes the approval of Yoo (to the extent he is employed by the Partnership), or, the approval by Elmendorf and Condon (to the extent that both are employed by the Partnership), or, if only one of Elmendorf, Condon and Yoo are employed by the Partnership, the approval of the one who is employed by the Partnership. To the extent that none of the foregoing are employed by the Partnership, the approval of either Yoo, Condon or Elmendorf, so long as such persons own in aggregate at least 15% of the Ownership Percentage Interest in the Partnership. Otherwise, the Approval of the Class A Limited Partners shall be deemed to be obtained regardless of any action or inaction of Yoo, Condon or Elmendorf.

     CAPITAL ACCOUNT. The Capital Account of a Partner determined from the inception of the Partnership strictly in accordance with the rules set forth in Treas. Reg. Section 1.704-1(b)(2)(iv) or any successor provisions.
Subject to the previous sentence, Capital Account means (a) the amount of all Capital Contributions of such Partner to the Partnership (valuing all capital contributions at fair market value determined by the General Partner), increased by (b) the amount of net income and gain allocated to the Partner, decreased by (c) the amount of losses allocated to the Partner, and further decreased by (d) the amount of cash distributed and the net fair market value of all property distributed by the Partnership to the Partner.

     CAPITAL CONTRIBUTION. The amount of money and the net fair market value of any property (other than money) contributed to the Partnership by any Partner.

     CASH AVAILABLE FOR DISTRIBUTION. All cash received by the Partnership from all sources (including capital contributions and borrowings), less cash expended or reserved, in the discretion of the General Partner, (i) for liabilities (contingent or otherwise), federal, state and local taxes, expenses, capital expenditures, and obligations of the Partnership or obligations secured by the assets of the Partnership, or (ii) for any other reason deemed beneficial by the General Partner for the Partnership or the Partners but not necessarily for any assignees of the Partners.

     CERTIFICATE OF LIMITED PARTNERSHIP. The certificate of limited partnership, as amended or restated, filed with the Secretary of State of the State of Texas forming the Partnership as a Texas limited partnership.

     CLASS A LIMITED PARTNERS. Collectively, Yoo, Elmendorf and Condon and their successors and assigns.

     CLASS B LIMITED PARTNER. Trout, its successors and assigns.

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     CONCEPT. The offering of full web-server hosting services through the leasing of internet servers, bandwidth, connectivity and administration of all aspects of servers; and all copyrights, patents, inventions, trade secrets, trademarks, service marks, trade logos, trade names, trade dress and other intellectual property rights that relate thereto.

     CODE. The Internal Revenue Code of 1986, as amended from time to time.

     FAMILY MEMBER. A spouse, sibling, parent, child or grandchild of a Person, including adopted children, and relations in law.

     GENERAL PARTNER. Macroweb, LC, a Texas limited liability company ("Macroweb"), or any Person subsequently admitted to the Partnership as a General Partner pursuant to the terms of Section 3.3 of this Agreement.

     GENERAL PARTNER INTEREST. The interest in the Partnership owned by the General Partner representing the rights and interests of the General Partner under this Agreement.

     INITIAL CAPITAL CONTRIBUTION. The Capital Contribution made by Trout in the amount of $200,000.00.

     LIMITED PARTNERS INTEREST. The interest in the Partnership owned by the Limited Partners representing the rights and interests of the Limited Partners under this Agreement.

     LIMITED PARTNERS. Trout, Yoo, Condon and Elmendorf, any other person admitted to the Partnership by the General Partner as a Limited Partner in accordance with this Agreement, and the successors and assigns of any of the foregoing.

     LOSS RECAPTURE ALLOCATIONS. The allocation of Partnership net income and gain to any Limited Partners in an amount equal to the cumulated amount of any Specially Allocated Losses.

     MAJORITY IN INTEREST OF THE LIMITED PARTNERS. Limited Partners who own, at the time of determination, more than fifty percent (50%) of the Ownership Percentage Interests owned by all Limited Partners.

     MILLER. Morris A. Miller

     OWNERSHIP PERCENTAGE INTEREST. The Ownership Percentage Interests of the Partners as described in Section 5.1 of this Agreement.

     PARTNERS. All of the General and Limited Partners of the Partnership.

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     PARTNERSHIP. The limited partnership formed under the Act, known as
"Rackspace Ltd".

     PERSON. Any natural person, limited liability company, general or limited partnership, corporation, joint venture, trust or association.

     REGULAR ALLOCATION. The allocation of Partnership net income and gain, after the Loss Recapture Allocation, made to all the Partners in accordance with their Ownership Percentage Interests.

     REGULAR DISTRIBUTIONS. The distributions made to all the Partners out of Cash Available for Distribution, in accordance with the Capital Accounts, but after Tax Distributions.

     REGULAR LOSS ALLOCATION. The allocation of Partnership losses among the Partners in accordance with their Ownership Percentage Interests in the Partnership until the Capital Accounts of Yoo, Condon and Elmendorf (and their assignees) are reduced to zero.

     RELATED PARTY. Shall mean as to any Partner, (i) any Affiliate of such Partner, (ii) any employee, officer, director, shareholder, member, manager or partner of such Partner or of any Affiliate of such Partner, (iii) any Family Member of any Person that is a Related Party of such Partner, and (iv) all agents (whether or not disclosed) acting on behalf of or by the direction of any of the foregoing, and shall mean, as to Weston and Miller, (I) any Affiliate of Weston or Miller, (II) any Family Member of Weston or Miller or any Family Member of any Person that is a Related Party of Weston or Miller, and (III) all agents (whether or not disclosed) acting on behalf of or by the direction of any of the foregoing.

     SECURITIES ACT. The Securities Act of 1933, as amended.

     SPECIALLY ALLOCATED LOSSES. Allocations of Partnership losses to Trout in the event the Capital Accounts of all other Limited Partners are zero.

     SUBSTITUTE LIMITED PARTNERS. Those Limited Partners admitted pursuant to the provisions of Section 8.6 of the Agreement.

     TAX DISTRIBUTIONS. The distributions made to the Partners to pay the federal tax liabilities of the Partners.

     WESTON. Graham M. Weston.

     UNIT. A unit of ownership in the Partnership initially representing a .01% Ownership Percentage Interest and the rights and interests of a Partner under this Agreement.

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                                      ARTICLE 2

                               THE LIMITED PARTNERSHIP

     SECTION 2.1 NAME. The business of the Partnership shall be conducted under the name "Rackspace, Ltd." or any other name deemed advisable by the General Partner.

     SECTION 2.2 PRINCIPAL OFFICE. The principal office of the Partnership and the address of the General Partner shall be 111 Soledad, Ste, 1100, San Antonio, Texas 78205; provided, however, that the General Partner may, by notice to the Limited Partners, change the address of the principal office. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

     SECTION 2.3 PURPOSE AND POWER OF THE PARTNERSHIP. The Partnership has the power and authority to conduct any lawful business. The Partnership is organized for the following purposes:

          a. To purchase all of the assets of Cymitar Technology Group, Inc. ("Cymitar");

          b.   To further develop the Concept;

          c. To continue to support the Cymitar customer contracts that are assigned to the Partnership; and

          d. To enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as may be necessary or advisable to carry out any of the foregoing purposes.

     SECTION 2.4 TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Texas and shall continue in existence until the close of Partnership business on DECEMBER 31, 2050, or until the earlier termination of the Partnership in accordance with the provisions of this Agreement.

     SECTION 2.5 TAX STATUS. Neither the General Partner nor any other Partner shall file an election for the Partnership to be treated as other than a Partnership for federal income tax purposes; provided that this prohibition shall not in any manner affect, limit or reduce the General Partner's rights and authorities under Sections 13 and 14 below. Each of the Partners hereby recognizes that this Partnership will be subject to the provisions of Sub-Chapter K of Chapter 1 of Subtitle A of the Code. The Partners agree that the Partnership shall not be required to file any election under Section 754 of the Code.

     SECTION 2.6 REGISTERED OFFICE AND AGENT. The post office address of the registered office of the Partnership is 111 Soledad, Ste. 1100 San Antonio, Texas 78205, and

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the name of the registered agent of the Partnership at such address is Morris
A. Miller.

     SECTION 2.7 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year ending December 31.

                                      ARTICLE 3.

                              MANAGEMENT OF PARTNERSHIP

     SECTION 3.1 AUTHORITY OF GENERAL PARTNER. Subject to the limitations imposed in this Agreement, the General Partner shall have full and complete power and authority, in the name and on behalf of the Partnership, to manage, control, administer and operate its business and affairs, and to do or cause to be done any and all acts, to incur and pay out of the funds of the Partnership any and all fees, costs and expenses, and to execute, deliver, file and record any and all instruments and documents of every character deemed by the General Partner to be appropriate. Except as otherwise set forth herein, the scope of such power and authority shall encompass all matters in any way connected with, incidental to, or necessary for the business and affairs of the Partnership. Without in any way limiting the generality of the foregoing, the General Partner shall have the following specific powers:

          a.   To borrow on behalf of the Partnership;

          b. To employ such agents, employees, consultants, brokers, accountants and other persons necessary or appropriate to carry out the Partnership's business and to cause the Partnership to pay fees, expenses, salaries, wages and other compensation to such persons;

          c. To procure and maintain general liability insurance and insurance on the properties and assets of the Partnership;

          d. To negotiate the terms of and execute such notes, evidences of indebtedness, deeds of trust, contracts, documents and instruments relating to Partnership business as may, in the opinion of the General Partner, be appropriate, necessary or advisable;

          e. To incur and pay out of the funds of the Partnership, any and all fees, costs and expenses deemed by the General Partner to be appropriate, necessary or advisable in the operation of the business of the Partnership;

          f. To cause the Partnership to purchase or lease, land, supplies, equipment and other materials and assets;

          g. Consistent with the General Partner's fiduciary duty to the Partnership, to hold title, or designate others to hold title, to properties of the Partnership;

          h. To mortgage, pledge or sell any properties or assets of the Partnership;

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          i.   To receive, issue receipts for and otherwise dispose of and deal in all checks, deeds, monies, and other personal property which arise out of or are related to the Partnership's business;

          j. To open, maintain and close bank accounts and draw checks or other orders for the payment of money for the management and operation of the Partnership;

          k. To make any and all expenditures that it reasonably deems necessary or appropriate in connection with the management of the operation of the Partnership, including reimbursing the General Partner as provided in
Section 3.11 hereof;

          l. To manage and supervise the maintenance and operation of all assets that are owned by the Partnership;

          m. To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the General Partner may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, either in favor of or against the Partnership;

          n. To loan funds to the Partnership, provided that the interest charged to the Partnership shall not exceed the lesser of (i) the General Partner's actual interest cost, or (ii) the rate that would be charged the Partnership by unrelated lenders on comparable loans;

          o. To declare bankruptcy on behalf of the Partnership or assign property of the Partnership in trust for creditors of the Partnership;

          p.   To take any action authorized by any Section of this Agreement;
and

          q. To take all necessary and reasonable actions to fulfill its duties hereunder.

     SECTION 3.2 SPECIFIC LIMITATIONS ON GENERAL PARTNER. Notwithstanding any other provision of this Agreement or the Act to the contrary, without the Approval of the Class A Limited Partners to the specific act in question, the General Partner shall have no right, power or authority to undertake, authorize or permit any of the following acts or decisions except in accordance with the limitations or conditions set forth below as to each specific act:

          a. To allow the Partnership to enter into any transaction of any nature whatsoever, (including but not limited to, issuing interests under Sections 9.1 and 9.3 or paying compensation for services), whether directly or indirectly, with any General Partner, Trout, Miller or Weston or a Related Party of any General Partner, Trout, Miller or Weston, unless, prior to entering into such transaction, a fairness opinion is obtained from (i) an independent third party mutually agreed upon by the Class A Limited Partners and the General Partner, or (ii) a big 6 accounting firm which is not utilized by the General Partner,

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Weston or Miller or any affiliate of the General Partner, Weston or Miller, which concludes that the proposed transaction would be fair to the Partnership; provided however, this limitation shall not apply to non-recurring single transactions which are less than $5,000.00; provided that no more than $10,000.00 of such transactions occur in any calendar year;

          b. To allow the Partnership to enter into any additional capital raising or other financing transaction (other than a public offering pursuant to Article 15 below) until such time as $1,050,000 has been advanced to the Partnership pursuant to Section 4.5;

          c. To sell the Partnership (whether by merger, statutory exchange, consolidation, recapitalization, sale of all or substantially all of its assets), unless all of the holders of Units or other Partnership Interests will receive the same form and amount of consideration per Unit or other Partnership Interests, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option;

          d.   To admit any Person as a General Partner of the Partnership;

          e. To possess Partnership property or assign its right in Partnership property, other than for a Partnership purpose;

          f. To admit any Additional Limited Partner to the Partnership, except in accordance with Article 9 of this Agreement;

          g. To allow the Partnership to incur indebtedness to Trout, any General Partner, Weston or Miller or a Related Party of any General Partner, Trout, Weston or Miller, except for the $1,050,00.00 loan described in Section
4.5 below and any indebtedness that (a) bears interest at the lessor of (i) the lender's actual interest cost, (ii) the rate that would be charged the Partnership by unrelated lenders on comparable loans, and (iii) the prime rate charged by Frost National Bank, N.A. plus 5%, and (b) has an amortization term of not less than five years (without regard to the maturity date of the loan); and

          h. To amend (i) the Promissory Note and Security Agreement each of even date herewith and each between the Partnership and Exeter Financial, LC, or (ii) the Credit Agreement of even date herewith among the Partnership, Exeter Financial, LC, Miller and Weston.

     SECTION 3.3    REPLACEMENT OF GENERAL PARTNER.

          a. Replacement. The General Partner may not be replaced except in the event of such General Partner's dissolution, resignation or bankruptcy or in the event (a) the General Partner, in violation of this Agreement, makes a disposition of its Units or Interests in the Partnership, (b) Trout makes a disposition of its Units or interests in the Partnership in violation of this Agreement, (c) Weston or Miller makes a disposition of their partnership,

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membership or other ownership interests in the General Partner or Trout in violation of the Support Agreement ("Support Agreement ) dated of even date herewith among the Class A Limited Partners, the Partnership, Miller and Weston. In the event that the General Partner may be replaced pursuant to (a),
(b) or (c),the Class A Limited Partners may remove the General Partner and select a new General Partner. However, before the General Partner is replaced pursuant to (a), (b) or (c) above, the General Partner shall have thirty (30) days from receipt of notice from the Class A Limited Partners (and the Class A Limited Partners shall be required to provide such notice prior to removing the General Partner) to reverse the transaction giving rise to the right to remove the General Partner, and if the transaction is reversed, the General Partner may not be replaced.

          b. Dissolution, Resignation or Bankruptcy. In the event of the dissolution, resignation or bankruptcy of the General Partner where the Partnership is continued pursuant to Section 11.1(d) hereof, a successor General Partner shall be admitted to the Partnership upon the approval of a Majority in Interest of the Limited Partners; provided however, in the event that 100% of the membership or other ownership interest of the new General Partner will not be owned by Miller and Weston (or their successors and assigns who have taken such interests in accordance with this agreement), or Miller and Weston (or their successors and assigns who have taken such interests in accordance with this agreement) otherwise fail to control the new General Partner, the new General Partner shall be selected and Approval of the Class A Limited Partners. Each successor General Partner shall have equal responsibility for the management and operation of the Partnership to that of the General Partner and shall succeed to the rights and obligations of the original General Partner as set forth in Section 3.1. Any Partner who ceases to be a General Partner for any reason shall immediately and without further action of any party lose all rights and privileges incident to such office, and the General Partner Interest of such former General Partner shall immediately be converted to a Limited Partner Interest.

     SECTION 3.4 OBLIGATIONS OF THE GENERAL PARTNER. The General Partner shall manage the affairs of the Partnership in accordance with the Act and all other legal requirements and contractual obligations applicable to the Partnership, including the General Partner's duty to act in good faith and in the best interests of the Partnership. The General Partner shall devote such part of its time to the Partnership as may be required to perform and execute its responsibilities hereunder. The General Partner shall cause Miller and Weston to provide the Partnership with time and attention when called to do so by the Partnership to assist the Partnership to succeed in its business endeavors (and by separate agreement Miller and Weston have agreed to provide such time and attention to the Partnership). For so long as Yoo is employed by the Partnership, the General Partner shall discuss with Yoo important decisions related to the Partnership. For so long as any of the Class A Limited Partners are employed by the Partnership and thereafter so long as they in aggregate own at least 15% of the Ownership Percentage Interest in the Partnership, one of them shall be elected to serve on the General Partner's board of directors. Furthermore, for so long as the Class A Limited Partners are employed by the Partnership, they shall hold the following Partnership titles and shall have such duties and authority as prescribed by the General Partner from time to time: Yoo - President/CEO, Condon - Chief Operating Officer, Elmendorf - Chief Technology

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Evangelist. In addition, on or before April 1, 1998, the General Partner shall cause the Partnership to pay Yoo, Condon and Elmendorf a sufficient amount
(net of taxes) to enable them to pay any federal income taxes accruing to them as shareholders of Cymitar, as a result of the Partnership's purchase of Cymitar's assets. The General Partner agrees to cause the Partnership to pay all rent and other costs and expenses associated with the lease agreement pertaining to the leasehold at 9828 Lorene Lane, San Antonio, Texas 78216, the Partnership agrees to indemnify Yoo from and against any liability associated with such lease.

     SECTION 3.5 LIABILITIES OF GENERAL PARTNER. In carrying out its duties hereunder, the General Partner shall not be liable to the Partnership or to any other Partner for any actions taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors in judgment, but shall only be liable for willful misconduct, gross negligence, or breach of its fiduciary obligations under this Agreement.

     SECTION 3.6 REPORTS. The General Partner shall maintain all of the financial records of the Partnership, in accordance with such generally accepted method as the General Partner deems most appropriate, and otherwise in accordance with generally accepted accounting principles consistently applied. Each of the Partners agree to furnish to the General Partner all cost, expense or other financial information which is necessary to keep such records. Within 120 days of the close of the Partnership's fiscal year, which shall correspond with the calendar year, the General Partner will give each Partner a financial statement for the preceding twelve (12) months, prepared at the expense of the Partnership by a firm of certified public accountants selected by the General Partner, which need not be audited. The General Partner will use its best efforts to give each Partner the information necessary for tax reporting purposes within ninety (90) days of the close of the fiscal year.

     SECTION 3.7 TAX RETURNS. The Partners intend for the Partnership to be treated as a partnership for tax purposes. The General Partner shall cause to be prepared, at the cost and expense of the Partnership, all federal, state and local income and other tax returns and statements, if any, which must be filed on behalf of the Partnership with any taxing authority. The General Partner shall timely file the returns on behalf of the Partnership.

     SECTION 3.8 TAX MATTERS PARTNER. The General Partner shall be the "tax matters partner" of the Partnership, within the meaning of Section 6231(a)(7) of the Code and any regulations issued thereunder, unless the Code, or the regulations issued thereunder, require another person to be the tax matters partner. Said tax matters partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and shall have the following duties and obligations:

          a. The tax matters partner shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Partners as provided in Section 6223 of the Code, and the Partners shall furnish the tax matters partner with such information (including information specified in Section 6230(e) of the Code) as the tax matters partner may reasonably request for such purpose.

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          b.   The tax matters partner shall keep each Partner informed of all administrative and/or judicial proceedings for the adjustment of the partnership items (as defined in Section 6231(a)(3) of the Code and regulations promulgated thereunder) at the partnership level. Without limiting the generality of the foregoing sentence, within fifteen (15) days of receiving any written or oral notice of the time and place of a meeting or other proceeding from the Internal Revenue Service regarding a partnership proceeding (and in any event, within a reasonable time prior to such meeting or proceeding), the tax matters partner shall furnish a copy of such written communication or notice, or inform the Partners in writing of the substance of any such oral communication. This obligation of the tax matters partner to inform the Partners shall not extend to routine and minor events.

          c. If any administrative proceeding contemplated under Section 6223 of the Code has begun, the Partners shall, upon request by the tax matters partner, notify the tax matters partner of their treatment of any Partnership item on their federal income tax return which is or may be inconsistent with the treatment of that item on the Partnership's return.

          d. Any Partner that enters into a settlement agreement with the Secretary of the Treasury with respect to the partnership items shall notify the other Partners of such settlement agreement and its terms within thirty
(30) days after the date of such settlement.

          e. If the tax matters partner elects not to file suit concerning an administrative adjustment or request for administrative adjustment and another Partner elects to file such a suit, such other Partner shall notify all Partners of such intention and the forum or forums in which such suit shall be filed shall be agreed to by all of the Partners.

          f. The tax matters partner shall have the authority to extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any taxable year of the Partnership.

          g. Each Partner shall be entitled to participate in all administrative proceedings with the Internal Revenue Service, as provided by Code Section 6224(a).

          h. The obligations imposed on the tax matters partner and participation rights afforded the Partners by this Agreement and Sections 6221 through 6233 of the Code may not be restricted or limited in any fashion by the tax matters partner or any Partner or Partners without the written consent of all of the Partners.

     Each Partner agrees to cooperate with the tax matters partner and to do or refrain from doing any or all things reasonably required by said Partner to conduct such proceedings. In the event that said Partner, while acting as the "tax matters partner," ceases to be the General Partner for any reason, the remaining Partners shall immediately elect a substitute tax matters partner who shall be the "tax matters partner" of the Partnership.

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     SECTION 3.9    BANK ACCOUNTS. The General Partner shall establish one or
more bank accounts in the name of the Partnership into which all funds of the Partnership shall be deposited. No other funds shall be deposited or commingled in these accounts. Partnership funds may be withdrawn from the accounts upon the signature of the General Partner, or its designee, for the purpose of paying the debts of the Partnership, reimbursing the General Partner for expenses incurred pursuant to Section 3.11, distributing Cash Available for Distribution to the Partners, or any other purpose authorized under this Agreement.

     SECTION 3.10 BOOKS AND RECORDS. The General Partner, on behalf of the Partnership, shall keep and maintain at the principal office of the Partnership the following records:

          a. List of Partners. A current list that states the name and mailing address of each Partner, the Ownership Percentage Interest in the Partnership owned by each Partner; the number of Units owned by Limited Partner

          b. Tax Returns. Copies of the Partnership's federal, state, and local information or income tax returns for each of the Partnership's six most recent tax years.

          c. Agreement. A copy of this Agreement and the Certificate of Limited Partnership; copies of any restatements of this Agreement; and executed copies of any powers of attorney under which this Agreement, the Certificate of Limited Partnership, and all amendments or restatements thereto have been executed.

          d. Books. Correct and complete books and records of account of the Partnership.

Each of the Partners agree to furnish the General Partner all documents regarding costs and expenses and other financial information which are necessary to maintain such records. Any Partner (or their duly authorized representatives), on written request to the General Partner, stating the purpose, may examine and copy, at any reasonable time, for any proper purpose, and at the Partner's expense, these records and other information kept by the General Partner on behalf of the Partnership. However, under no circumstances shall the Partnership or the General Partner have the obligation to provide information regarding the Partnership to any Limited Partner, except to the extent that such information is requested for a proper purpose and the General Partner determines that the disclosure of such information will not harm the Partnership. The above notwithstanding, if a Class A Limited Partner is no longer employed by the Partnership, then he (and any transferee or assignee of such Class A Limited Partner) shall lose his rights to review the books of the Partnership, to receive any reports from the Partnership and any other right of a Limited Partner other than the right to receive the distributions and allocations from the Partnership at such times as those distributions and allocations may be made by the Partnership. However, at the Class A Limited Partner's sole cost and expense, at the request of such Class A Limited Partner, the Partnership shall have the books and records of the Partnership audited to determine whether or not the Partnership has properly made distributions and allocations to such Class A Limited Partner. If the audit

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determines that such distributions and allocations have been improperly made, and such discrepancy is at least a 5% difference between the proper allocation or distribution, and the allocation or distribution made by the General Partner, then the Partnership shall pay the cost of the audit.

     SECTION 3.11 REIMBURSEMENT OF GENERAL PARTNER. The General Partner is entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred by the General Partner on behalf of the Partnership; provided that if any costs and expenses are incurred to reimburse any Related Party of the General Partner, Miller, Weston or Trout, the transaction giving rise to such reimbursement shall have been made on terms no less favorable to the Partnership than could be reasonably expected to be obtained from a third party. Without the approval of the Class A Limited Partners, the General Partner will not be reimbursed for any of its overhead costs and expenses.

                                      ARTICLE 4.

     RIGHTS, PROHIBITIONS, AND LIABILITIES OF LIMITED PARTNERS

     SECTION 4.1 RIGHTS OF LIMITED PARTNERS. The Limited Partners shall be entitled to the rights provided by the Act, as the same may be lawfully modified by the terms of this Agreement.

     SECTION 4.2 PROHIBITIONS WITH RESPECT TO LIMITED PARTNERS. The Limited Partners shall not have the right to:

          a. Participate in the control of the business affairs of the Partnership except as expressly provided herein; transact any business on behalf of or in the name of the Partnership; or have any power or authority to bind or obligate the Partnership;

          b. Have their original investments, if any, repaid (i) until the Partnership is dissolved, all Partnership liabilities have been paid or funds have been set aside therefor, and compliance with the provisions for dissolution hereunder cause such repayment, or (ii) unless the terms of the Act, as the same may be lawfully modified by the terms of this Agreement, are complied with and the same require such repayment, except that distributions authorized by Section 7.2 hereof shall be made from time to time and may in some cases represent a return of a Limited Partners' original investment; or

          c. Sell or assign any of such Limited Partner's interest in the Partnership, except as expressly provided herein.

     SECTION 4.3 LIABILITIES OF LIMITED PARTNERS. A Limited Partner shall not be personally liable for any amounts other than the amounts subscribed by such Limited Partner to the capital of the Partnership, and shall not be liable for any debts, obligations or losses of the Partnership or of the General Partner.

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     SECTION 4.4    DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not
be obligated to restore the amount of any deficit balance in their respective Capital Accounts, as such term is hereinafter defined, upon the liquidation of their interest in the Partnership or upon the liquidation of the Partnership itself.

     SECTION 4.5 LOANS TO THE PARTNERSHIP. Trout agrees to cause the Partnership to be lent up to $1,050,000.00, $550,000.00 of which is non-discretionary as further described below and $500,000.00 of which shall be to fund positive circumstances; provided that Trout, in its sole discretion determines that such $500,000.00 is needed by the Partnership and that such loan can be prudently made by the lender. Such loan or loans will bear interest at the annual rate of 8% interest compounded annually. No payments of principle or interest will be due for the first three years from the date funds are first advanced. Beginning in the fourth year monthly payments of principal and interest will be due and payable based upon an amortization of the principle and accrued interest (as of the end of the third year) over the following five years. Such loan or loans will be fully secured by the assets of the Partnership. The loan or loans may be prepaid at anytime by the Partnership without penalty. Upon the execution of this Agreement, not less than $150,000.00 will be advanced to the Partnership by Exeter Financial, LC pursuant to this Section 4.5. Within six months of the execution of this Agreement, Trout will cause Exeter Financial LC to advance an additional advance of $400,000.00 to the Partnership. These two initial advances shall not be subject to Trout's discretion. Any guaranty by Trout of the Partnership's debts and obligations shall be treated as an advance under this paragraph, provided that no interest shall be paid to Trout in respect of the guaranteed amount unless Trout is forced to pay on the guaranty.

     SECTION 4.6 LIFE INSURANCE. The Partnership will purchase a key-man policy in the amount of $1,250,000 for Yoo. The policy shall be structured to require, that upon the death of Yoo, Trout is paid $200,000 of the proceeds, the Partnership's lender (as referenced in Section 4.5) receives the remaining proceeds up to the amount owing under its loan to the Partnership (and such amount will fully discharge such loan as well as any obligation of Trout to cause additional funds to be loaned to the Partnership pursuant to Section 4.5 above), and any remainder is paid to the Partnership.

     SECTION 4.7 LOCATION FOR SERVERS. Trout agrees to use its reasonable best efforts to secure a location for the Partnership's data center and offices at favorable rent.

                                      ARTICLE 5.

               OWNERSHIP PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTIONS

     SECTION 5.1    PARTNER'S OWNERSHIP PERCENTAGE INTERESTS.

          a. Upon the creation of the Partnership, the Ownership Percentage Interest of the General Partner shall be .1 percent (.1%), represented by 1,000 Units.

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

          b. Upon the creation of the Partnership, the Ownership Percentage Interest of Trout will be 50.90% represented by 509,000 Units.

          c. Upon the creation of the Partnership, the Ownership Percentage Interest of Yoo, Condon and Elmendorf shall be Yoo - 37% represented by 370,000 Units, Condon - 8% represented by 80,000 Units, Elmendorf - 4% represented by 40,000 Units.

          d. One Million Units will be issued incident to the creation of the Partnership. However, a total of Ten Million Units may be issued by the General Partner to Additional Limited Partners in accordance with the terms of this Agreement. In the event Additional Limited Partners are admitted to the Partnership in accordance with the terms of this Agreement, the Ownership Percentage Interests of each Partner shall be adjusted pro rata, and the Ownership Percentage Interests of such Additional Limited Partner(s) shall be established by the General Partner, as provided herein. The General Partner's rights hereunder are not intended to reduce the General Partner's fiduciary duty to the Limited Partners.

     SECTION 5.2    CAPITAL CONTRIBUTIONS.

          a. The General Partner is not required to make any contribution of capital to the Partnership except as otherwise provided in this Agreement.

          b. Trout is required to make an initial capital contribution in the amount of $200,000 upon the execution of this Agreement. No other Partner is required to make any capital contribution to the Partnership, except to the extent required by the General Partner for Additional Limited Partners.

     SECTION 5.3 ADDITIONAL CAPITAL. The Partners shall not be obligated to contribute additional capital to the Partnership beyond their initial Capital Contributions (to the extent required) nor shall the Partners be obligated to guarantee any debt or obligation of the Partnership, except as otherwise set forth in this Agreement.

     SECTION 5.4 ESTABLISHMENT OF CAPITAL ACCOUNTS. An individual Capital Account shall be established for each Partner, which account shall be credited with the amounts of each Partner's Capital Contributions to the Partnership from time to time. A Partner shall not be entitled to interest on his or its Capital Contribution, or to withdraw any part of his or its Capital Account, or to receive any distribution from the Partnership, except as specifically provided herein.

                                      ARTICLE 6.

                         ALLOCATIONS OF INCOME, GAIN AND LOSS


     SECTION 6.1 ALLOCATION OF PARTNERSHIP NET INCOME AND GAIN. All Partnership net income and gain for each tax year of the Partnership will be allocated as follows:

FIRST: LOSS RECAPTURE ALLOCATION. To the Limited Partners in an amount equal to the cumulated amount of any Specially Allocated Losses.

SECOND: REGULAR ALLOCATION. The remainder, to all the Partners in accordance with their Ownership Percentage Interests in the Partnership.

     SECTION 6.2 ALLOCATION OF PARTNERSHIP LOSSES. All Partnership losses shall be allocated among the Partners in accordance with their Ownership Percentage Interests in the Partnership until the Capital Accounts of all Limited Partners other than Trout, are reduced to zero (the "Regular Loss Allocation"). To the extent that the Capital Account balances of all the Limited Partners other than Trout are zero, any additional losses (the "Specially Allocated Losses") will be allocated to Trout (and its assigns).

     SECTION 6.3 SPECIAL TAX ALLOCATIONS. Notwithstanding anything to the contrary in this Agreement, the Partnership shall make the following tax allocations if so required by the Code or Regulations:

          SECTION 704(C) PROVISIONS. Upon the sale of the Partnership property contributed by a Partner (or any property received in exchange for such property), the resulting gain or loss shall be allocated to that Partner and/or to any transferee of any interest in the Partnership from such Partner for income tax purposes as provided in Section 704(c) of the Code and applicable Regulations.

          QUALIFIED INCOME OFFSET. Any Partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs
          (4), (5) or (6) of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), which adjustment, allocation or distribution creates or increases a deficit balance in that Partner's Capital Account, shall be allocated items of book income and gain in an amount and manner sufficient to eliminate the deficit balance in that Partner's Capital Account so created or increased as quickly as possible in accordance with Treas. Reg. Section 1.704-1(b) (2)(ii)(d) and its requirements for a "qualified income offset."

          MINIMUM GAIN CHARGEBACK. If Regulations relating to Section 704(b) of the Code require a Minimum Gain Chargeback to cause the allocations under Section 3.1 of this Agreement to have substantial economic effect, the tax allocations described in Section 3.1 shall be adjusted to accommodate the necessary Minimum Gain Chargeback.

                                      ARTICLE 7.

                                    DISTRIBUTIONS

     SECTION 7.1 GENERAL. The General Partner shall cause the Partnership to distribute cash for Tax Distributions to the Partners on an annual basis. However, to the extent the Partnership incurs losses, no Tax Distributions will be made until the cumulated net income and gain of the Partnership exceeds the cumulated amount of such losses. Otherwise, the Partnership will only distribute cash to the extent that the General Partner determines that such cash is not needed for Partnership operations and expansion, working capital and contingencies ("Cash Available for Distribution").

     SECTION 7.2 DISTRIBUTION OF CASH AVAILABLE FOR DISTRIBUTION. To the extent that Tax Distributions or distributions of Cash Available for Distribution are made by the Partnership, such distributions shall be made as follows:

FIRST: TAX DISTRIBUTIONS. Tax Distributions shall be made to the Partners in an amount equal to the amount of any federal income tax estimated by the General Partner to be incurred by the Partners (such estimate to be made on the assumption that all of the Partners will be taxed at the highest marginal tax rate applicable to individuals, which is currently 39.59%) on their allocable share of any net income or gain from the Partnership which is recognized for federal income tax purposes during the prior year and not otherwise distributed to the Partners. However, to the extent the Partnership incurs losses, no Tax Distributions will be made until the cumulated net income and gain of the Partnership exceeds the cumulated amount of such losses. Tax Distributions shall be made not later than February 28th of each year.

SECOND: REGULAR DISTRIBUTIONS. Regular Distributions of the remaining Cash Available for Distribution shall be made to all the Partners in accordance with their Capital Accounts.

                                      ARTICLE 8.

                                 DISPOSITION OF UNITS

     SECTION 8.1 REPURCHASE OF CLASS A LIMITED PARTNERS' UNITS BY PARTNERSHIP. As set forth below and subject to the limitations set forth herein, the Partnership will have the right to purchase all or a portion (as described in more detail below) of Condon and

Elmendorf's Units (and they shall have the obligation to sell such Units) in the event that either of them are no longer employed by the Partnership, whether as a result of death, resignation, termination for cause, termination without cause, disability or otherwise; provided that the triggering event (end of employment) occurs prior to the end of the four year employment term (as set forth in the employment agreement between each of Condon and Elmendorf and the Partnership (the "Employment Agreements")). Notwithstanding the foregoing, the Partnership will not have the right to purchase Elmendorf's and Condon's Units under this Section 8.1 if the termination of their employment occurs on or after January 1, 2003. To the extent that: (i) the right to purchase arises prior to January 1, 2001 and arises out of the resignation or termination for "cause" (as defined in the Employment Agreements), the purchase price for Condon or Elmendorf's Units will be the book value of the Units, (ii) the right to purchase arises at any time and arises out of the termination of employment without "cause" (as defined in the Employment Agreements) the purchase price will be the greater of the fair market value (with no minority ownership or control discount applied) for the Units being sold (determined by an independent appraiser, who is either (a) selected by the mutual agreement of the Partner whose Units are being repurchased and the Partnership, (b) a "big six" accounting firm selected by the Partnership (provided such accounting firm is not utilized by the Partnership, the General Partner, Weston or Miller or any Related Party of the foregoing), or, (c) a third party independent appraiser designated by a "big six" accounting firm selected by the Partnership (provided such accounting firm is not utilized by the Partnership, the General Partner, Weston or Miller or any Related Party of the foregoing)), or the amount of the respective annual salaries of Elmendorf or Condon, as to Units sold by each of them, respectively, (iii) the right to purchase arises under any other event, the purchase price will be the fair market value for the Units being sold (with no minority ownership or control discount applied), as determined by an independent appraiser selected in accordance with the provision set forth above. Payment for the Units shall be 20% in cash and the remainder paid pursuant to a promissory note bearing interest at the rate of 8%, fully amortized over four years. However, in the event that the purchase arises out of the termination without "cause", 30% will be paid in cash and the balance will be paid over three years on the other terms described in the preceding sentence. The Partnership's right to purchase all of Condon's and Elmendorf's Units in the event that their employment ends prior to January 1, 2003 is limited by the following: (A) If
(i) Condon or Elmendorf, as the case may be, provides the Partnership with 45 days prior written notice of his election to resign and such resignation takes place on or after January 1, 2001, or (ii) prior to January 1, 2001, Condon or Elmendorf dies, becomes disabled, or is terminated by the Partnership without cause, Elmendorf or Condon, as the case may be, may elect to retain up to fifty percent (50%)of his Units, (B) To the extent that the termination of employment occurs after January 1, 2001, Condon or Elmendorf, as the case may be, may elect to retain that percentage of his Units which is determined by dividing the number of months that Condon or Elmendorf, as the case may be, is employed by the Partnership from January 1,1999, by 48. The Partnership shall have the exact same rights with respect to Yoo and Yoo shall have the exact same obligations as set forth above, except that if prior to January 1, 2002, Yoo is terminated for "cause" (as defined in the Employment Agreement between the Partnership and Yoo) or Yoo resigns prior to January 1, 2002 (or Yoo otherwise resigns at anytime without giving 45 days prior written notice), the Partnership will have the right to purchase all of his Units at book value, and if Yoo is terminated without "cause" (as defined in the Employment Agreement), the purchase price for his Units will be the greater of the fair market value (as determined by an independent appraiser selected in the method described above and with no minority ownership or control discount applied) of his Units being sold or an amount equal to 1.5 multiplied by Yoo's annual salary in effect immediately prior to then end of his employment. With respect to Condon and Elmendorf, the Partnership, to the extent it desires to exercise its right to purchase their Units, must purchase all of the Units which are subject to the right of purchase. With respect to Yoo, the Partnership, to the extent that it desires to exercise its right to purchase his Units, may purchase less than all of the Units which are subject to the right of purchase. However, the Partnership may not elect to leave Yoo with a de minimis number of Units. The book value and fair market value of Units subject to sale to the Partnership, shall be determined as of the end of the last fiscal quarter of the Partnership immediately prior to the end of employment, provided that the appraiser shall be entitled to take into consideration any events occurring after the last fiscal quarter which may have a material effect on the fair market value of the Units, including the departure of any key employee. The above notwithstanding, in the event of a merger or other business combination, sale of all or substantially all of the Partnership's assets or in the event that the Partnership (or a successor entity created for the purpose of making a public offering) completes a public offering underwritten by a nationally recognized underwriter and raises more than $10,000,000.00 for the Partnership (or the successor entity), all the rights of the Partnership to repurchase the Yoo's Elmendorf's and Condon's Units shall automatically terminate. In order to clarify the rights of the Partnership described in this Section 8.1, Exhibit B is attached hereto to outline the rights and obligations of the parties.

     SECTION 8.2 PROHIBITED DISPOSITIONS. Elmendorf, Yoo and Condon (collectively, the "Class A Partners") shall not make any sale, transfer, pledge, assignment or other disposition of any of their Units which may be purchased by the Partnership pursuant to the Partnership's rights under
Section 8.1 above. Therefore, as to each Class A Limited Partner, for so long as the Partnership has the right to acquire any of such Class A Partners' Units in the event that he is no longer employed by the Partnership, no disposition of those Units which may be acquired by the Partnership may be made by such Class A Partner. In any circumstances where the prior two sentences do not restrict the transfer of the Units owned by the Class A Partners, no Limited Partner (including any assignee of a Limited Partner) other than Trout may propose to make any sale, transfer, pledge, assignment or other disposition of all or any part of their Units or other Limited Partnership interests (such interests referred to as the "Units Offered for Sale") except in exchange for cash or a combination of cash and promissory notes. Prior to making such disposition, the Class A Limited Partner (the "Selling Partner") shall first offer his or her Units Offered for Sale to Trout under the same terms and conditions as the proposed sale (the "Terms of Sale"). Such offer shall be in writing and delivered to Trout, along with the name of the proposed purchaser of the Units Offered for Sale. The Selling Partner shall provide to Trout all information regarding the proposed sale and the proposed purchaser, as may be reasonably requested by Trout. Trout shall have four business (4) days from the receipt of such written offer to (i) elect in writing to purchase all of such Units Offered for Sale, and (ii) make available to the Selling Partner at the offices of the General Partner, an amount equal to ten

(10%) percent of the purchase price of the Units Offered for Sale as a non-refundable deposit. Payment for the Units Offered for Sale shall be made in accordance with the Terms of Sale. If Trout does not elect to purchase all the Units Offered for Sale, the Selling Partner shall be free to sell all, but not less than all of such Units Offered for Sale for a period of sixty (60) days after the expiration of the Trout's option, provided that any such sale must be made under the same terms and conditions as the Terms of Sale and to the proposed purchaser named in the Terms of Sale. The Selling Partner shall provide all information relating to the transferee of the Units Offered for Sale which is reasonably requested by the General Partner. Trout and Macroweb may not propose to make any sale, transfer (which shall include a merger, statutory exchange, consolidation of either Trout or Macroweb), pledge, assignment or other disposition of all or any part of their Units or other interests in the Partnership (such interests desired to be sold, transferred, pledged or assigned are referred to as the "Controlling Units offered for Sale") except by sale of cash or a combination of cash and promissory notes. Prior to making such disposition, Trout or Macroweb, as the case may be, shall first offer the Controlling Units Offered for Sale to the Class A Limited Partners, in proportion to their Ownership Interests in the Partnership under the same terms and conditions as the proposed sale (the "Terms of Sale"). Trout and/or Macroweb shall provide to the Class A Limited Partners all available information regarding the proposed sale and the proposed purchaser, as may be reasonably requested by the Class A Limited Partners. The Class A Limited Partners shall have four (4) business days from the receipt of such written offer to (i) elect in writing to purchase all of the Controlling Units Offered for Sale (in proportion to their Ownership Interests in the Partnership, or in whatever other proportion they may otherwise agree), and
(ii) make available to Trout and Macroweb at the offices of the General Partner, an amount equal to ten (10%) percent of the purchase price of the Controlling Units Offered for Sale as a non-refundable deposit; provided that, in lieu of such deposit, the Class A Limited Partners may pledge (under a pledge agreement acceptable to Trout or Macroweb, as the case may be) their Units as security for their obligation to pay an amount equal to 10% of the purchase price of the Controlling Units Offered for Sale as a non-refundable deposit. Payment for the Controlling Units Offered for Sale shall be made in accordance with the Terms of Sale. In addition, to the extent that the Terms of Sale require a note or notes, the Class A Limited Partners, to the extent they desire to purchase all of the Controlling Units Offered for Sale, shall be required to demonstrate that they have at least the same credit worthiness as the proposed purchaser. If the Class A Limited Partners do not elect to purchase all of the Controlling Units Offered for Sale or cannot demonstrate the same credit worthiness as the proposed purchaser under Terms of Sale which include a note or notes, Trout and/or Macroweb, as the case may be, shall be free to sell all the Controlling Units Offered for Sale for a period of sixty
(60) days after the expiration of the Class A Limited Partners' option, provided that any such sale must be made under the same terms and conditions as the Terms of Sale. Trout shall provide all information relating to the transferee of the Controlling Units Offered for Sale which is reasonably requested by the General Partner. Except as specifically allowed under this Agreement, no Limited Partner may sell, assign, transfer, mortgage, encumber, hypothecate, pledge or otherwise dispose of all or any part of such Limited Partner's interests in the Partnership and any attempt to take such action and any purported separate sale, transfer, assignment, mortgage, encumbrance, hypothecation, pledge, or other disposition by any Limited Partner shall be void. In the event of any sale, transfer, assignment or other disposition which is not made in accordance with this Agreement, and without herein recognizing such as being permitted or valid, the Limited Partner making the same shall remain and continue to be liable for the performance of all of its obligations hereunder and the Partnership shall continue to make any distributions, if any, to said Limited Partner. All subsequent owners of any Units, or other Limited Partnership interests hereunder shall hold same subject to all the terms and provisions hereof. To the extent that the provisions of this Section 8.2 and the other provisions of this Agreement are followed incident to any sale of Units, the transferee of such Units shall become a Substitute Limited Partner of the Partnership with the written consent of the General Partner, which consent shall not be withheld or delayed. With respect to any transfer of all of the Units and interests in the Partnership held by Macroweb, the transferee shall become the substitute General Partner of the Partnership, provided that the provisions of this Section 8.2 and all other provisions of this Agreement are followed incident to the sale of such Units and interests.

     SECTION 8.3 TRANSFERS TO A FAMILY MEMBER. Any Limited Partner shall be permitted to transfer his or her Units or other Limited Partnership interests to a Family Member or a trust established for the benefit of a Family Member ("Trust") without subjecting such Units to the right of first refusal contained in Section 8.2 above, provided that written notice of such transfer is provided to the General Partner at least thirty (30) days prior to the transfer. However, no such Family Member or Trust shall become a Substitute Limited Partner without the express written consent of the General Partner and the Approval of the Class A Limited Partners, which consent may be arbitrarily withheld. It is expressly agreed that Trout may transfer its Units to Miller, Weston or any of their Family Members or a trust established for the benefit of a Family Member.

     SECTION 8.4 TRANSFER OF UNITS. Each Partner affirms that he/she/it has purchased and now holds his, her or its Units for his, her or its own account, solely for investment and not with any intention of distributing, dividing, or reselling the same. In addition to other restrictions on transfer contained in this Agreement, the Units and any other Limited Partnership interests may be assigned, pledged, or subjected to a security interest (collectively referred to as "disposition") only if:

          a.   Such disposition is consistent with such affirmation;

          b. The transferee of such disposition is not a competitor of the Partnership;

          c. Except with respect to a transfer to a Family Member or a trust established for the benefit of a Family Member, such Partner has first offered to sell the Units or other Limited Partnership interests in accordance with
Section 8.2 above; and

          d. The following conditions to such disposition have been met, unless such conditions have been waived in writing by the General Partner in its sole discretion which discretion, may be arbitrarily exercised:

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

               (i) the transferee has delivered an instrument reasonably satisfactory to the General Partner which accepts and adopts the terms and provisions of this Agreement, including the assumption of all obligations of the transferor to the Partnership and an agreement to be subject to all transfer restrictions applicable to his/her or its transferor;

               (ii) the transferor has delivered to the General Partner an opinion of counsel, who is reasonably satisfactory to the General Partner, in form and substance satisfactory to counsel designated by the General Partner to the effect that the tax status of the Partnership will not be adversely affected by the transfer;

               (iii) the transferor has delivered to the General Partner an opinion of counsel, who is reasonably satisfactory to the General Partner, in form and substance satisfactory to counsel designated by the General Partner to the effect that neither the assignment nor any offering in connection therewith violates any provision of any federal or state securities or comparable law;

               (iv) the General Partner has determined that the transfer would not cause a termination of the Partnership within the meaning of
          Section 708(b) of the Code; and

               (v) the transferor pays for all expenses incurred by the Partnership in connection with such disposition.

     It is further expressly provided herein that the Partners shall not make any transfer, assignment, lease, or gift of any interest in the Partnership to a "tax exempt entity" as that term is defined in the Code which would cause such tax exempt entity to become directly or indirectly a Partner in the Partnership. Any such transfer to such a tax exempt entity shall be void.

     SECTION 8.5 PARALLEL EXIT. No Partner (including any transferee or assignee)or any Family Member or trust established for the benefit of a Family Member which has received Units from a Partner (a "Transferee"), may sell any of their Units without first offering to all of the Limited Partners (including any Additional Limited Partners), the right to participate in such transfer, on a pro rata basis, on the same terms and conditions as the proposed sale by the Partner or Transferee seeking to transfer Units. Before making any sale the Partner or any Transferee shall provide each of the other Limited Partners and any Additional Limited Partners with written notice of the date and terms of the proposed sale and each of the other Limited Partners and the Additional Limited Partners shall each have the right to sell his or her Units or other Limited Partnership interests pursuant to such sale in an amount equal to the Units subject to purchase, multiplied by a fraction, the numerator of which shall be the Ownership Percentage Interests held by such Limited Partner or Additional Limited Partner, as the case may be, and the denominator of which is the total amount of the Ownership Percentage Interests held by all the Partners electing to participate in such sale. Any Limited

Partner or Additional Limited Partner who elects to participate in such sale, shall be required to irrevocably make its election within four business days of receipt of written notice from the Limited Partner or Transferee. Notwithstanding the foregoing, any purchase of less than all of the Units elected to be sold as provided above, shall be made from all parties participating in the sale, pro rata, based on the number of Units to be sold by each. The provisions of this Section 8.5 will not apply to any involuntary sale of Units, such as a sale under the terms of a pledge or security agreement, nor does this provision apply to any transfer to a Family Member of a Limited Partner or a trust established for the benefit of a Family Member of a Limited Partner.

     SECTION 8.6 STATUS OF TRANSFEREE. The transfer by a Limited Partner of his/her or its Units, or other Limited Partnership interests shall not constitute the person acquiring such Units, or other Limited Partnership interests, to become a Substitute Limited Partner, except with the express written consent of the General Partner. Such consent may not be withheld if all of the requirements for transfer which are set forth herein have been met. No such substitution shall become effective until such transferee and all of the Partners, (either individually or through their agent or attorney in fact, including the General Partner as such attorney-in-fact) execute all amendments, certificates and other documents and perform all acts relating to such substitution which the General Partner deems appropriate to comply with applicable requirements of law so as to preserve the limited liability status of the Partnership upon the completion of such substitution under the laws of the jurisdictions in which the Partnership is doing business. Without in any way limiting the power of attorney contained in Article 12, each Partner agrees upon request of the General Partner to execute such amendments, certificates or other documents and perform such acts.

     SECTION 8.7 EFFECTIVE TIME OF TRANSFER. A purported transfer of a Unit(s), or any other Limited Partnership interest shall be valid as to the Partnership and the General Partner on the first day of the month following the month in which the foregoing conditions have been met (whereupon the General Partner shall cause the name of the transferee to be registered as the holder of such Unit or Units upon the records maintained for that purpose as provided in Section 3.12).

     SECTION 8.8 SUBDIVIDED UNITS PROHIBITED. Without the written consent of the General Partner, which may be arbitrarily withheld, Limited Partners shall not be permitted to sell, transfer, assign, convey, give, donate or bequeath a fractional part of a Unit, or other fractional part of a Limited Partnership interest, except to the extent such fractional part was issued as such upon the formation of the Partnership.

     SECTION 8.9 TRANSFER TO BELL AND GRUBBS. Notwithstanding anything herein to the contrary, Yoo is specifically authorized to transfer and assign 5000 Units to Brian Bell and 5000 Units to Edwin Grubbs, and Yoo agrees to make such assignment as soon as practicable after the execution of this Agreement. The General Partner specifically consents to such alignment and such assignment shall not be subject to the rights of first refusal contained in Section 8.2; however, the parties shall be required to comply with the requirements of Section 8.3. Brian Bell and Edwin Grubbs shall be assignees only and shall not become Substitute

Limited Partners.

                                      ARTICLE 9.

                             ADDITIONAL LIMITED PARTNERS

     SECTION 9.1 ADMISSION OF NEW PARTNERS. In order to raise additional capital for the Partnership, the General Partner is authorized to admit Additional Limited Partners and to sell additional Units and other Limited Partnership interests in the Partnership, under such terms and conditions as may be negotiated by the General Partner in an arms-length transaction consistent with the General Partner's fiduciary duty to the Partnership. However, unless and until at least $1,050,000 has been loaned to the Partnership pursuant to Trout's obligations under Section 4.5 above (i) neither Trout, Macroweb, Miller, Weston or any of their Related Parties may be sold additional Units and other Limited Partnership interests in the Partnership, and (ii) no sale of the Partnership's Units will be made without the Approval of the Class A Limited Partners. Incident to admitting Additional Limited Partners and notwithstanding anything in this Agreement to the contrary, the terms of this Agreement may be amended by the General Partner without the consent of the Limited Partners in order to provide for the rights and duties of such Additional Limited Partners. In the event Additional Limited Partners are admitted to the Partnership by the General Partner, the Ownership Percentage Interests of each existing Partner shall be adjusted on a pro rata basis and the Ownership Percentage Interests of such Additional Limited Partner shall be established by the General Partner.

     SECTION 9.2 PREEMPTIVE RIGHTS. To the extent that the General Partner proposes to sell additional Units or other Limited Partnership interests or securities exercisable for or convertible into such Units or other Limited Partnership Interests as permitted in Section 9.1 above for cash, the General Partner shall first offer such Limited Partnership interests to all the Partners and each Partner shall be entitled to purchase an amount of such Limited Partnership interests in proportion to the Ownership Percentage Interest of each Partner. Upon receipt of the offer, to the extent that any of the Limited Partners desire to accept the offer they must, within four business days of receipt of the offer, (i) notify the General Partner in writing of acceptance, and (ii) deposit 10% of the purchase price with the Partnership.

     SECTION 9.3 INTERESTS GRANTED TO KEY PERSONNEL. In order to attract qualified personnel or to reward personnel (collectively, "Key Personnel') for their efforts, the General Partner has the right to grant Units and Limited Partnership interests and options to acquire Units and Limited Partnership interests to such persons in exchange for their future services. The grant of such Limited Partnership interests shall not be subject to the preemptive rights provided for in Section 9.2 above. Incident to granting any such Limited Partnership interests and notwithstanding anything in this Agreement to the contrary, the terms of this Agreement may be amended by the General Partner without the consent of the Limited Partners in order to provide for the rights and duties of such additional Limited Partners. In the event such Additional Limited Partners are admitted to the Partnership by the General Partner, the Ownership Percentage Interests of each existing Partner shall be adjusted on a pro rata basis and the Ownership Percentage Interests of such Additional Limited Partners shall be established by the General Partner. The above notwithstanding, unless the Approval of the Class A Limited Partners is obtained, the General Partner shall not, in any calendar year of the Partnership, grant to Key Personnel Units, Limited Partnership interests or options to acquire the same, to the extent that the aggregate amount of such Units, Limited Partnership interests and options to acquire the same, constitute more than 10% of the outstanding Units of the Partnership at the beginning of such calendar year.

                                    ARTICLE 10.

                           TERMINATION, DEATH, BANKRUPTCY

     SECTION 10.1 TERMINATION OF AGREEMENT. Upon dissolution of the Partnership and termination of this Agreement, the General Partner or the liquidator, as the case may be, shall promptly liquidate the affairs of the Partnership by discharging all debts and liabilities of the Partnership and by distributing all remaining assets in cash or in kind, or partly in cash and partly in kind, in accordance with Sections 11.2 and 11.3 hereof.

     SECTION 10.2 NO RECOURSE. Upon liquidation and termination of the Partnership, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and such Limited Partner shall have no recourse or further right or claim in connection therewith against the General Partner or any other Limited Partner. In winding up the affairs of the Partnership and distributing its assets, the General Partner or liquidator, as the case may be, shall set up a reserve to meet any contingent or unforeseen liabilities or obligations and deposit funds for such purpose, together with funds held by the Partnership for distribution to Partners which remain unclaimed after a reasonable period of time, with an escrow agent for the purpose of disbursing such reserves and funds. The General Partner or liquidator, as the case may be, shall have sole discretion in establishing and maintaining such reserves and the amount thereof. The escrow agent is authorized and directed at the expiration of such period as the liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner provided in Article 11.

     SECTION 10.3 DEATH, INCAPACITY OR BANKRUPTCY. The death, legal incapacity or bankruptcy of a Limited Partner (or, in the case of a Limited Partner that is a partnership, joint venture, association, corporation or trust, in its insolvency, dissolution or bankruptcy) shall not dissolve nor terminate the Partnership. In such event, the personal representative, guardian or other successor in interest of such Limited Partner shall have the rights of a Limited Partner for the sole purpose of settling the estate of such Limited Partner and may sell or transfer the Unit(s) of such Limited Partner only pursuant to the provisions of Article 8.

                                     ARTICLE 11.

                              DISSOLUTION AND WINDING UP

     SECTION 11.1 DISSOLUTION. The Partnership shall be dissolved only upon the happening of any of the following events:

          a.   The expiration of the term of the Partnership set forth in
Section 2.5 hereof;

          b. Any disposition by the Partnership of all or substantially all of its assets;

          c. The General Partner elects to dissolve (provided such election takes place after January 1, 2001); or

          d. The withdrawal, termination (by the filing of articles of dissolution of the General Partnership if it is a limited liability company) or bankruptcy of the General Partner, unless the Partnership is continued pursuant to the written consent of the Limited Partners owning at least 15% of the Ownership Percentage Interests of all the Partners.

Upon dissolution, the General Partner or liquidator, as the case may be, shall proceed with reasonable promptness to liquidate the business of the Partnership. The Partners shall share in the profits and losses of the business during the period of liquidation pursuant to the provisions of
Article 6.

     SECTION 11.2 DISTRIBUTION UPON LIQUIDATION. Upon dissolution and termination of the Partnership, any proceeds of liquidation shall be applied in the following order of priority and according to the following procedures:

          a. To pay debts and liabilities of the Partnership (including loans or advances by the Partners) not otherwise adequately provided for by reserves held by the Partnership, and the expenses of liquidation;

          b. To set up reasonable reserves for any remaining contingent or unforeseen liabilities of the Partnership not otherwise provided for, to be maintained in a regular trust fund account for a reasonable period of time and if any excess funds thereafter remain, then to be distributed pursuant to this
Section 11.2;

          c. After giving effect to all contributions and all prior distributions, and after all Net Income, Net Loss and other items have been allocated in accordance with Article 6, to the Partners in accordance with and to the extent of their respective positive Capital Accounts; and

          d. Liquidating distributions shall then be made to and among the Partners based upon their distribution rights provided for in Section 7.2. PURSUANT TO SECTION 4.4 HEREOF, IF ANY PARTNER HAS A DEFICIT BALANCE IN THE PARTNER'S CAPITAL ACCOUNT FOLLOWING LIQUIDATION OF THE PARTNER'S INTEREST AS DETERMINED AFTER TAKING INTO ACCOUNT ALL CAPITAL ACCOUNT ADJUSTMENTS FOR THE PARTNERSHIP'S TAXABLE YEAR IN WHICH SUCH LIQUIDATION OCCURS, SAID PARTNER SHALL NOT BE OBLIGATED TO RESTORE THE AMOUNT OF SUCH DEFICIT BALANCE TO THE PARTNERSHIP. It is the express intention of the Partners to override the holding of PARK CITIES CORPORATION V. BYRD, 534 S.W.2d 668 (Tex. 1976), as contemplated herein, and to satisfy the economic effect requirements of Subchapter K of the Code by the use of the qualified income offset provided in Section 6.3 hereof.

     SECTION 11.3 LIQUIDATION. The General Partner shall act as liquidator, except in the event of the withdrawal, dissolution or bankruptcy of the General Partner, in which case a Majority in Interest of the Limited Partners shall appoint one or more liquidators. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the liquidator to minimize the normal losses attendant upon the liquidation. Each of the Partners shall be furnished with a statement which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation.

     SECTION 11.4 GAINS OR LOSSES IN PROCESS OF LIQUIDATION. Any property distributed in kind in liquidation shall be treated as though the property were sold at its fair market value and the cash proceeds were distributed. The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited to or charged against the interest of the Partners in the proportions set forth in Article 6. In the event there is Partnership property which has not been sold and the undivided interests distributed to the respective Partners, such property will be distributed subject to such liens, encumbrances, restrictions, contracts, obligations, commitments or undertakings as existed with respect to such property at the time acquired by the Partnership or were subsequently created or entered into by the Partnership, and otherwise not released or terminated.

                                     ARTICLE 12.

                                  POWER OF ATTORNEY

     SECTION 12.1 APPOINTMENT OF GENERAL PARTNER. By execution hereof, the Limited Partners, irrevocably constitutes and appoints the General Partner as each such Limited Partner's true and lawful attorney-in-fact and agent with full power and authority to act in his, her or its name and place in executing, filing and recording (i) any documents or statements required to change the registered office and/or registered agent of the Partnership, (ii) this Agreement and the Certificate of Limited Partnership, (iii) any amendments or restatements to the Certificate of Limited Partnership required to reflect the admission of a new General Partner, the withdrawal of a General Partner, a change in name of the Partnership or other proper amendments made in accordance with Article 13, (iv) a certificate of cancellation upon the completion of the winding up of the Partnership, (v) any documents or certificates required by law to merge the Partnership with another limited partnership or other entity as permitted by this Agreement, (vi) any documents or certificates required to be filed as a result of the admission of additional or substitute General Partners or Limited Partners, (vii) any amendments to this Agreement incident to admitting new Limited Partners in accordance with Article 9 of this Agreement, and
(viii) any amendments to this Agreement which do not affect the rights and obligations of the Partners but are made to correct a mistake or an omission to this Agreement. Each Limited Partner further authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully and to the same extent as each such Limited Partner might or could do if personally present, hereby ratifying and confirming all that such attorney-in-act shall lawfully do or cause to be done by virtue hereof; provided, that in no event may the attorney-in-fact utilize this power of attorney to cast any vote or consent of the undersigned other than as to matters with respect to which the attorney-in-fact is specifically authorized so to act hereunder or which the undersigned has consented to in writing. Each Limited Partner has and does hereby agree to execute any and all additional forms, documents or instruments as may be reasonably necessary or required by each Limited Partner to evidence this power of attorney.

     This power of attorney is coupled with an interest, is irrevocable, survives the death, incompetency, termination or dissolution of any Limited Partner, and is binding on any assignee of all or part of a Partnership interest hereunder. Each Limited Partner agrees to be bound by any representation made by the attorney-in-fact acting in good faith pursuant to such power of attorney, and hereby waives any and all defenses which may be available to protest, negate or disaffirm the actions of the attorney-in-fact taken in good faith under such power of attorney.

                                    ARTICLE 13.

                                     AMENDMENTS

     SECTION 13.1 AUTHORITY TO AMEND. Except as otherwise expressly provided for herein, this Agreement may be amended with the consent of the General Partner and the Approval of the Class A Limited Partners.

     SECTION 13.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Limited Partners shall be mailed in advance to such Limited Partners.

                                     ARTICLE 14.

                                MERGER OF PARTNERSHIP

     Pursuant to the Act, and with the prior written consent the General Partner the Partnership may adopt a plan of merger and may merge with one or more domestic or foreign limited partnerships, corporations, general partnerships, limited liability companies, associations or other legal entity organized pursuant to the laws of the state of Texas or any other state to the extent of such laws or the constituent documents of such entity would permit such entity to enter into a merger with the Partnership. The approval of the Class A Limited Partners shall be required to approve such merger unless all of the holders of Units will receive the same form and amount of consideration per Unit, or if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

                                     ARTICLE 15.

                                   PUBLIC OFFERING

     Notwithstanding anything herein to the contrary, the General Partner is authorized, without the consent of the Limited Partners, to cause the Partnership to merge with a new corporation or to contribute all of the Partnership's assets and liabilities to a new corporation, incident to a public offering of the stock of such successor entity, provided that the offering raises at least $10,000,000. In such event, the Partnership will be terminated and each Partner will receive, incident to such merger or transfer, shares of stock in the successor entity, in proportion to each Partner's respective positive Capital Account balance adjusted by treating the Partnership as having liquidated and gains and losses allocated in accordance with Section 11.4 hereof.

                                     ARTICLE 16.

                              PROTECTION OF PARTNERSHIP
                          INFORMATION/BUSINESS OPPORTUNITIES

     All Partners, and their respective officers, directors, members, managers and employees (including Miller and Weston) acknowledge and agree that the Partnership has and will continue to develop proprietary information which is essential for the success of the Partnership. Such information, includes but is not limited to marketing plans, strategies, financial data, customer lists, supplier lists, source code, business ideas (collectively, the "Confidential Information'), whether oral or embodied in documents (including writings, drawings, graphs, charts, photographs, phonorecords, video recordings, and other data compilations from which information can be obtained) or tangible things. The Partners agree to keep the Confidential Information secret at all times, and not to disclose such information to any third party without the consent of the General Partner. The Partners and their respective officers, directors, members, managers and employees (including Miller and Weston) all agree, and shall be prohibited from using the Confidential Information for any purpose other than the purpose of the Partnership.

     All of the Partners, for so long as they own Units or Limited Partnership interests (whether directly or indirectly), agree to promptly bring to the attention of the General Partner and the Partnership, any business opportunity which become known to them which relates to the business of the Partnership. The above notwithstanding, the parties acknowledge that Weston and Miller shall have no duty to bring any business opportunity to the Partnership unless the business opportunity relates to Partnership's core business activity at the time, which is currently, commercially developing the Concept. Pursuant to a separate agreement between the Partnership, Weston and Miller, Weston and Miller have agreed that they will not compete with the core business activities of the Partnership for so long as they control the General Partner and for a period of one year after they lose control of the General Partner.

                                    MISCELLANEOUS

     SECTION 16.1 LIABILITY OF GENERAL PARTNER. The General Partner, its officers, directors, representatives, employees and agents shall not be liable to the Partnership or to the Limited Partners for losses sustained or liabilities incurred as a result of any error in judgment or mistake of law or fact (including simple negligence) or for any act done or omitted to be done in good faith in conducting the Partnership business, unless such error, mistake, act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence or self-dealing.

     SECTION 16.2 INDEMNIFICATION OF THE GENERAL PARTNER. THE PARTNERSHIP SHALL INDEMNIFY THE GENERAL PARTNER, ITS OFFICERS, DIRECTORS, REPRESENTATIVES, EMPLOYEES AND AGENTS (collectively referred to as the "GENERAL PARTNER" for this Section 17.2 only), AGAINST EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES), LOSSES AND JUDGEMENTS INCURRED BY THE GENERAL PARTNER IN CONNECTION WITH ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE, ARBITRABLE OR INVESTIGATIVE, ANY APPEAL IN SUCH AN ACTION, SUIT OR PROCEEDING, IN WHICH THE GENERAL PARTNER IS NAMED DEFENDANT OR RESPONDENT BECAUSE IT IS OR WAS THE GENERAL PARTNER OF THE PARTNERSHIP, IS OR WAS SERVING AT THE REQUEST OF THE PARTNERSHIP, OR OTHERWISE ACTING AS THE GENERAL PARTNER OF THE PARTNERSHIP, TO THE MAXIMUM EXTENT PERMITTED UNDER THE ACT OR OTHERWISE BY TEXAS LAW, BUT ONLY TO THE EXTENT THAT THE SAME WERE NOT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE GENERAL PARTNER.

     SECTION 16.3 INDEMNIFICATION OF THE CLASS A LIMITED PARTNERS. THE PARTNERSHIP SHALL INDEMNIFY YOO, ELMENDORF AND CONDON AGAINST EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES), LOSSES AND JUDGEMENTS INCURRED BY THEM IN CONNECTION WITH ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE, ARBITRABLE OR INVESTIGATIVE, ANY APPEAL IN SUCH AN ACTION, SUIT OR PROCEEDING, IN WHICH THEY ARE NAMED DEFENDANT OR RESPONDENT BECAUSE IT IS OR WAS EMPLOYED BY THE PARTNERSHIP, TO THE MAXIMUM EXTENT PERMITTED UNDER THE ACT OR OTHERWISE BY TEXAS LAW, BUT ONLY TO THE EXTENT THAT THE SAME WERE NOT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF YOO, ELMENDORF OR CONDON, AS THE CASE MAY BE.

     SECTION 16.4 CONSTRUCTION. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 11 of the Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

     SECTION 16.5 PARTNERSHIP PROPERTY. The legal title to the real or personal property or interest therein now or hereafter acquired by the Partnership shall be owned, held or operated in the name of the Partnership, and no Partner, individually, shall have any ownership of such property.

     SECTION 16.6 NOTICES. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by Registered or Certified Mail, postage and charges prepaid, to the address of a Partner as shown on Exhibit "A" of this Agreement, or to such other address as shall be furnished in writing by any party to another. Any such notice shall be deemed to be transmitted as of the date so delivered, if delivered personally, or two business days after the date on which the same was deposited with adequate postage in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid. All notices hereunder shall be effective on transmittal, except where actual receipt is required by an express provision hereof. Each Partner agrees to promptly provide his current address and telephone number to the General Partner in the event the last address and telephone number previously provided to the General Partner becomes inaccurate.

     SECTION 16.7 SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     SECTION 16.8 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.


     SECTION 16.9 MEETINGS. In connection with any vote of the Limited Partners required hereunder, the General Partner or any Limited Partner may call meetings of the Partners which shall be held in San Antonio, Bexar County, Texas. The call shall state the nature of the business to be transacted. Partners may vote at such meeting in person, by proxy or by written consent to the actions taken at the meeting. All Partners shall exercise best efforts in attempting to be present at any meeting called as so provided.

     SECTION 16.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

     SECTION 16.11 PARTIES IN INTEREST. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, assigns, successors and legal representatives.

     SECTION 16.12 GENDER. All words herein in the male gender shall be deemed to include words in the female gender wherever the context shall so require, and all words in the neuter gender shall be deemed to include words in male and female gender wherever the context shall so require.

     SECTION 16.13  TIME. Time is of the essence of this Agreement.

     SECTION 16.14 CONTRACTS WITH RELATED PARTIES; COMPETITION. Subject to such additional requirements as may be stated in this Agreement, nothing in this Agreement shall be construed to prevent any Partner from dealing with the Partnership and receiving payment for services, materials furnished or professional services given or for money loaned to the Partnership, provided such compensation shall be fair, reasonable and competitive and so long as the terms of such agreement or transaction are no less favorable to the Partnership than what the Partnership could obtain from an unrelated third party.

     SECTION 16.15 WAIVER OF PARTITION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, DURING THE TERM OF THE PARTNERSHIP, ANY RIGHT TO MAINTAIN ANY ACTION FOR PARTITION WITH RESPECT TO THE PROPERTY OF THE PARTNERSHIP. NO PARTNER SHALL HAVE AN OWNERSHIP INTEREST IN SPECIFIC PROPERTY.

     SECTION 16.16 ARBITRATION. Except as specifically provided in this Agreement or as provided in any employment agreement or other written agreement between the parties hereto, or between the Partnership and any of the parties hereto which expressly provide that such is not subject to binding arbitration, the parties agree that all disputes, controversies or claims that may arise between them (including their agents and employees) including, without limitation, any dispute, controversy or claim as to the interpretation or enforcement of any of the provisions of this Agreement, shall be submitted first to mediation and then to binding arbitration in the city of San Antonio, Texas in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     a. MEDIATION. If a controversy or claim arises between the parties then that controversy or claim will be mediated within one month of its identification by the parties.

     b. BINDING ARBITRATION. In the event that the parties cannot resolve their dispute by mediation within one month, the parties then agree to bring the dispute to binding arbitration within one month of the conclusion of the mediation.






REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.

          c. EFFECTIVE DATE. This Agreement shall be dated and shall be effective as of the date when this Agreement shall have been signed by all respective parties and the Certificate of Limited Partnership filed with the Secretary of State of Texas.

     IN WITNESS WHEREOF, the General Partner and the Limited Partners have executed this Agreement as of the date first above written.

                    GENERAL PARTNER:

                    Macroweb, LC

                    By:/s/ Morris A. Miller, Member
                       ------------------------------------
                      Morris A. Miller, Member

                    By:/s/ Graham M. Weston
                       ------------------------------------
                      Graham M. Weston, Member


                    LIMITED PARTNERS:


                    /s/ Richard Yoo
                    ---------------------------------------
                    Richard Yoo


                    /s/ Dirk Elmendorf
                    ---------------------------------------
                    Dirk Elmendorf


                    /s/ Patrick Condon
                    ---------------------------------------
                    Patrick Condon

                    Trout, Ltd.

                              By: Knightsbridge, L.C., General
                                Partner

                                   By: /s/ Morris Miller
                                       -------------------

                                   Its: member
                                       -------------------

                                     EXHIBIT A

                          NAMES AND ADDRESSES OF PARTNERS


Macroweb, LC
111 Soledad
Suite 1100
San Antonio, Texas 78205

Trout, Ltd:
111 Soledad
Suite 1100
San Antonio, Texas 78205

Dirk Elmendorf
12221 Blanco Rd. #2303
San Antonio, Texas 78216

Patrick R. Condon
13515 West Ave. #236
San Antonio, Tx 78216

Richard K. Yoo
100 Lorene #102
San Antonio, Tx 78209

Any notice to Dirk Elmendorf, Patrick Condon or Richard Yoo shall also be sent to:

Fulbright & Jaworski
Attn: Daryl Lansdale
300 Convent Street
Suite 2200
San Antonio, Tx 78205

                              FIRST AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                               RACKSPACE, LTD.

     This First Amendment to Agreement of Limited Partnership of
(hereinafter referred to as the "Agreement") is made effective the 29th day of September, 1999 (the "Effective Date"), Rackspace, Ltd. (the "Partnership"), Macroweb, LC, a Texas limited liability company (the "General Partner" or "Macroweb"), Trout, Ltd, a Texas limited partnership ("Trout"), Richard Yoo ("Yoo"), Patrick Condon ("Condon") and Dirk Elmendorf ("Elmendorf) (Macroweb, Trout, Yoo, Condon and Elmendorf are sometimes referred to herein as the "Partners"). This Agreement amends the Agreement of Limited Partnership between the parties hereto dated December 29, 1999 (the "Partnership Agreement").

     WHEREAS, Exeter Financial, LC ("Exeter") advanced $1,050,000.00 to the Partnership pursuant to the Credit Agreement dated December 29, 1999; and

     WHEREAS, Trout caused Exeter to commit to advance the Partnership an additional $500,000 over the next six months, as needed by the Partnership (the "Second Financial Commitment") of which $225,000.00 has been advanced to the Partnership as of the date of this Agreement, which commitment is set forth in the agreement entitled "Second Financial Commitment" of even date herewith;

     WHEREAS, as of the Effective Date of this Amendment, the Partnership owes Exeter $1,308,139.73 (principal and interest)(the "Outstanding Balance"); and

     WHEREAS, incident to obtaining the Second Financial Commitment, the Partnership and the Partners have agreed to convert $1,050,000.00 of the outstanding principal balance and $32,531.51 of accrued but unpaid interest (the "Converted Debt") to equity in the Partnership; and

     WHEREAS, Trout has acquired the right to receive the Converted Debt from Exeter and therefore the $1,082,531.51 of contributed capital resulting from the conversion will be credited to Trout's capital account and Trout's Ownership Percentage Interest will be increased pursuant to the provisions set forth below.

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS FOLLOWS:

     1. DEBT CONVERSION. Trout represents and warrants that it owns the Converted Debt pursuant to an agreement between Trout and Exeter whereby Trout purchased the converted Debt from Exeter and as represented by Exeter under the Second Financial Commitment. Trout hereby contributes the Converted Debt to the Partnership and as a result, (i) Trout's capital account is increased by $1,082,531.51 and (ii) Trout receives an additional 190,476.19 Units in the Partnership.

     2. RESULT OF DEBT CONVERSION. The Partners and the Partnership agree that as a result of the Debt Conversion, the Partners (and assignees), the number of Units owned by them and their respective Ownership Percentage Interests are as follows:


     Partner                      Units                    Ownership Percentage Interest
     -------                      -----                    -----------------------------
     Macroweb                       1,000 Units                     .084%
     Trout                     699,476.19 Units                   58.756%
     Yoo                          360,000 Units                    30.24%
     Condon                        80,000 Units                     6.72%
     Elmendorf                     40,000 Units                     3.36%
     Grubbs (assignee only)         5,000 Units                      .42%
     Bell (assignee only)           5,000 Units                      .42%

Total Units Outstanding      1,090,476.19 Units                   100.00%


     3. Capital Contribution of Trout. Under the Partnership Agreement, Trout agreed to initially contribute $200,000.00 to the Partnership, but mistakenly contributed $192,369 rather than $200,000.00. The Partnership and Trout agree that, as of the date hereof, Trout owes the Partnership $8,090.95 ($7,631.00 principal and $495.95 interest)(the "Amount Owed"). Trout agrees to pay the Amount Owed to the Partnership within 30 days of the date hereof.

     Executed by the Partners and the Partnership this 11 day of November, 1999, but made effective on the date first stated above.

                                        RACKSPACE, LTD.

                                        By: Macroweb, LC
                                        Its: General Partner

                                             /s/ Graham M. Weston
                                             ----------------------------
                                             Graham M. Weston, Member

                                             /s/ Morris A. Miller, member
                                             ----------------------------
                                             Morris A. Miller, Member

                                        Macroweb, LC

                                             /s/ Morris A. Miller, member
                                             ----------------------------
                                             Morris A. Miller, Member

                                             /s/ Graham M. Weston
                                             ----------------------------
                                             Graham M. Weston, Member


                                        LIMITED PARTNERS:

                                        /s/ Richard Yoo          11/11/99
                                        ---------------------------------
                                            Richard Yoo

                                        /s/ Dirk Elmendorf       11/11/99
                                        ---------------------------------
                                            Dirk Elmendorf

                                        /s/ Patrick Condon       11/11/99
                                        ---------------------------------
                                            Patrick Condon

                                        Trout, Ltd.

                                             By: Knightsbridge, L.C., General
                                                  Partner

                                                  By: /s/ Morris Miller
                                                      -------------------

                                                  Its: manager
                                                       ------------------

                                 SECOND AMENDMENT TO
                           AGREEMENT OF LIMITED PARTNERSHIP

                                          OF

                                   RACKSPACE, LTD.

     This Second Amendment to Agreement of Limited Partnership of Rackspace, Ltd. (hereinafter referred to as the "Second Amendment") is made effective the 30th day of November, 1999 (the "Effective Date"), by and among Rackspace, Ltd. (the "Partnership"), Macroweb, LC, a Texas limited liability company (the "General Partner" or "Macroweb"), Trout, Ltd., a Texas limited partnership ("Trout'), Richard Yoo ("Yoo"), Patrick Condon ("Condon") and Dirk Elmendorf ("Elmendorf'), (Macroweb, Trout, Yoo, Condon and Elmendorf are sometimes referred to herein as the "Existing Partners"), and Isom Capital Partners I, L.P. ("Isom"), First Inning Investors, L.P. ("First Inning"), The Hamilton Companies LLC, a Colorado limited liability company ("Hamilton"), Weston Investment Interests, LLC, a Nevada limited liability company ("Weston Entity"), and MiniPat & Company, Ltd., a Texas limited partnership ("MiniPat"). This Second Amendment amends the Agreement of Limited Partnership dated December 29, 1999 between the Existing Partners (hereinafter referred to as the "Agreement" or "Partnership Agreement"). Except as amended by this Second Amendment and by the First Amendment to Agreement of Limited Partnership of Rackspace, Ltd., the terms of the Partnership Agreement shall continue in full force and effect. Capitalized terms used herein shall, unless otherwise specified, have the meanings assigned to them in the Partnership Agreement.

     WHEREAS, Trout, the Class B Limited Partner, desires to purchase additional Units in the Partnership;

     WHEREAS, Isom, First Inning, Hamilton, Weston Entity, and MiniPat desire to purchase Units in the Partnership and to become Limited Partners in the Partnership pursuant to the terms hereof.;

     WHEREAS, the Partnership and the Existing Partners desire to have Trout, MiniPat, Isom, First Inning, Hamilton and Weston Entity make the investments in the Partnership as set forth herein and to have such persons become Limited Partners of the Partnership.

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS FOLLOWS:

     1. ADMISSION OF NEW PARTNERS. Upon the execution of this Second Amendment by all the parties hereto, Isom, First Inning, Hamilton, Weston Entity, and MiniPat shall become Additional Limited Partners of the Partnership as "Class C Limited Partners," having the rights and interests set forth in this Second Amendment. For the purposes of the Partnership Agreement, the

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      1

Class C Limited Partners are included in the definition of "Partner" and "Limited Partner." The Units issued to MiniPat pursuant to this Second Amendment shall not be subject to the repurchase and sale provisions of
Section 8.1 hereof, even though MiniPat is owned or controlled by Condon.

     2. INCREASE IN NUMBER OF UNITS. Section 5.2 of the Partnership Agreement permits the General Partner to issue up to Ten Million Units to Additional Limited Partners. The parties agree to increase the number of Units which may be issued under Sections 5.2 and 9.1 of the Partnership Agreement by the General Partner to One Hundred Million Units. In addition, the number of Units outstanding as of the date of this Second Amendment (1,190,476.19) shall be split on a 10 for 1 basis such that number of Units outstanding shall be increased by a multiple often to 11,904,761.9 (prior to the issuance of the additional Units contemplated herein) and the number of Units (and options to acquire Units) which may be issued or granted by the General Partner to Key Personnel under Section 9.3 is increased by a multiple of ten.

     The term "Unit" in the Partnership Agreement shall be amended to read:
"Unit. A unit of ownership in the Partnership initially represents a .00001% Ownership Percentage Interest and the rights and interests of a Partner under this Agreement, subject to adjustment upon the issuance of additional Units; provided that all Units at any time outstanding shall represent the same fractional parts of the Ownership Percentage Interests of the Limited Partners.

     3.   CONTRIBUTION OF CAPITAL.

          a. Upon the execution of this Second Amendment, Isom, First Inning, Trout and Condon shall contribute the amounts set forth below to the Partnership (the "New Contributions to Capital"):


     Isom:               $2,560,000.00
     First Inning:       $1,300,000.00
     Hamilton:           $  500,000.00
     Weston Entity:      $  750,000.00
     Trout:              $  500,000.00
     Condon:             $  200,000.00

     Total Contribution: $5,810,000.00


     The $500,000.00 contributed by Trout consists of conversion of existing debt of the Partnership in that amount (including principal and interest) (the "Existing Debt"). All other contributions are made in cash, except for the Weston Entity contribution which is being made in the form of a short-term promissory note. The Existing Debt constitutes advances made by Exeter Financial, LC to the Partnership. By separate agreement, Trout has acquired from Exeter Financial, LC the right to be repaid the Existing Debt. Contemporaneously with the execution of this Second Amendment, Trout and Exeter Financial, LC have delivered a certificate evidencing that no sums are owed to either of them by the Partnership for advances made by either of Trout or Exeter

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      2

Financial, LC. The $500,000.00 contribution by Trout satisfies and discharges the obligation of Exeter to advance $500,000.00 to advance such sum to the Partnership pursuant to the Second Financial Commitment dated September 29, 1999.

     b. Contemporaneously with the $1,300,000.00 contribution made by First Inning, the Partnership shall enter into the agreement ("Option Agreement") attached hereto as EXHIBIT A entitled "Option for Investment" with First Inning's general partner, Trango Capital L.L.C. ("Trango"), pursuant to which Trango has the right, but not the obligation to contribute $800,000.00 to the Partnership and receive Units as a Class C Limited Partner. The purchase price per Unit acquired by Trango will be $2.10 per Unit subject to adjustment as provided in the Option Agreement. The parties expressly agree that upon the Closing (as defined in the) Option Agreement, Trango shall acquire additional Units in accordance with the Option Agreement. At such time, the General Partner, at its option, shall have the right to revalue the Partnership property in accordance with Treasury Regulation 1.704-1(b)(2)(iv)(f).

          c. At any time on or prior to January 17, 2000 (the "Expiration Date"), Hamilton shall have the option, but not the obligation, to contribute an additional $500,000.00 to the Partnership and receive additional Units as a Class C Limited Partner. The purchase price per Unit pursuant to this option shall be $2.10 per Unit. The issuance of these Units shall not be subject to the preemptive rights in Section 9.2 of the Partnership Agreement. The option shall be exercisable by Hamilton delivering to the General Partner written notice of such exercise at any time before the Expiration Date. If this option shall be exercised subsequent to any recapitalization, merger, consolidation, combination or exchange of Units, reorganization or liquidation of the Partnership occurring after the date hereof, as a result of which securities of any class shall be issued in respect of outstanding Units, Hamilton shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of securities which Hamilton would have received if this option had been exercised immediately prior to such recapitalization, merger, consolidation, combination or exchange of Units, reorganization or liquidation.

     This option shall not be transferable or assignable by Hamilton, except upon the prior written consent of the General Partner which consent may be withheld in the General Partner's sole discretion.

     4. ADJUSTMENT TO CAPITAL ACCOUNTS. The parties to this Second Amendment have made a determination that the fair market value of the assets of the Partnership, immediately prior to the contributions required by this Second Amendment, is $25,000,000.00 (the "Current Valuation"). However, the parties further agree that the value of the assets is extremely speculative and may in fact be substantially more or substantially less than $25,000,000.00. The number of Units received by Isom, First Inning, Trout, Hamilton, Weston Entity, and MiniPat are based upon the parties' mutual determination that the value of the Partnership's assets immediately prior to closing of the sale of such additional Units is $25,000,000.00. The Capital Accounts of each of the Existing Partners shall be adjusted in accordance with Treasury Regulation 1.704-1(b)(2)(iv)(f) to reflect the Current Valuation as follows:

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      3


                              Pre-Offering        Post-Offering
                                   Adjusted       Adjusted
     Partner                Capital Account       Capital Account
     -------                ---------------       ---------------

     CLASS A
     -------
     Yoo                     $ 7,487,999.97        $ 7,487,999.97
     Condon                    1,663,999.99          1,663,999.99
     Elmendorf                   832,000.00            832,000.00
     Grubbs*                     104,000.00            104,000.00
     Bell*                       104,000.00            104,000.00

     CLASS B
     -------
     Macroweb                $    20,800.00        $    20,800.00
     Trout                    14,787,200.04         15,287,200.04

     CLASS C
     -------
     First Inning                       ---        $ 1,300,000.00
     Isom                               ---          2,560,000.00
     Hamilton                                          500,000.00
     Weston Entity                      ---            750,000.00
     MiniPat                            ---            200,000.00

         TOTAL               $25,000,000.00        $30,810,000.00
                            ---------------       ---------------


     *ASSIGNEE ONLY

     The parties agree that hereafter the Partners' Capital Accounts shall be adjusted, and the Partners' distributive shares of income, gain, loss and deduction of the Partnership, determined for purposes of computing their book Capital Accounts, shall be determined in accordance with, Treasury Regulations Sections 1.704-1(b) (including without limitation Sections 1.704-1(b)(2)(iv)(f) and (g)) and 1.704-2.

     5. OWNERSHIP PERCENTAGES AND UNITS. As a result of the contributions of capital set forth in paragraph 3 above, the Ownership Percentage Interests and number of Units held by each Partner is as follows:










SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      4


                                                       Ownership
                                                       Percentage
     Partner                            Units          Interests
     -------                            -----          ---------

     CLASS A
     -------
     Yoo                              3,600,000.00          24.537%
     Condon                             800,000.00           5.453%
     Elmendorf                          400,000.00           2.726%
     Grubbs (assignee of Class A)        50,000.00            .341%
     Bell (assignee of Class A)          50,000.00            .341%


     CLASS B
     -------
     Macroweb                            10,000.00            .068%
     Trout*                           7,232,856.20          49.299%


     CLASS C
     -------
     First Inning                       619,047.61           4.219%
     Isom                             1,219,047.62           8.309%
     Hamilton**                         238,095.24           1.623%
     Weston Entity                      357,142.86           2.434%
     MiniPat                             95,238.10            .649%

     TOTAL UNITS OUTSTANDING         14,671,428.58
     -----------------------         -------------


     *AS A CONSEQUENCE OF THE NEW CONTRIBUTIONS TO CAPITAL, TROUT HAS BEEN ISSUED AN ADDITIONAL 238,095 UNITS TO BE HELD AS A CLASS B LIMITED PARTNER.

     **THIS DOES NOT INCLUDE 238,095.24 UNITS TO BE ISSUED HAMILTON SHOULD IT EXERCISE ITS OPTION TO PURCHASE $500,000.00 OF ADDITIONAL UNITS AT $2.10 PER UNIT PRIOR TO THE EXPIRATION DATE.


     6. ALLOCATIONS. Article 6 of the Partnership Agreement is amended and restated in its entirety to read as follows:

                                      ARTICLE 6.

                            ALLOCATIONS OF INCOME AND LOSS

     SECTION 6.1 ALLOCATIONS OF PARTNERSHIP INCOME AND LOSS FOR PERIODS PRIOR TO THE SECOND AMENDMENT. Partnership net income or net loss and items of Partnership income, gain, loss and deduction allocable in accordance with Section 6.6 to taxable years or periods ending on or before the date of the Second Amendment shall be allocated among the Existing
     Partners (defined in the Second Amendment) in accordance with the Partnership Agreement as in effect prior to the Second Amendment. For this purpose, items of Partnership income, gain, loss and deduction arising from the transactions contemplated by the Second

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      5

     Amendment (including, without limitation, any cancellation of indebtedness income of the Partnership resulting from Trout's acquisition of the right to be repaid the Existing Debt (as defined in the Second Amendment) and the contribution of such right to the Partnership pursuant to Section 3 of the Second Amendment) shall be deemed to have been realized and recognized by the Partnership on or before the date of the Second Amendment and shall be allocated solely to the Existing Partners.

          SECTION 6.2 ALLOCATIONS OF PARTNERSHIP NET INCOME FOR PERIODS AFTER THE SECOND AMENDMENT. Partnership net income (determined for purposes of maintaining the Partners' Capital Accounts and after any allocations for such taxable year or period pursuant to Section 6.4) allocable to taxable years or periods beginning after the date of the Second
     Amendment shall be allocated to the Partners as follows:

               (a) First, to the General Partner until the cumulative allocations of net income made to the General Partner pursuant to this Section 6.2(a) equal the cumulative allocations of net loss previously made to the General Partner pursuant to the proviso clause of Section 6.3(b);

               (b) Second, to the Limited Partners in proportion to and to the extent of the excess, if any, of (i) the cumulative allocations of net loss previously made to them pursuant to Section 6.3(b), over (ii) the cumulative allocations of net income previously made to them pursuant to this Section 6.2(b); and

               (c) Third, to the Partners in proportion to their Ownership Percentage Interests.

          SECTION 6.3 ALLOCATIONS OF PARTNERSHIP NET LOSS FOR PERIODS AFTER THE SECOND AMENDMENT. Partnership net loss (as determined for purposes of maintaining the Partners' Capital Accounts and after any allocations for such taxable year or period pursuant to Section 6.4) allocable to taxable years or periods beginning after the date of the Second Amendment shall be allocated to the Partners as follows:

               (a) First, to the Partners in proportion to and to the extent of the excess, if any, of (i) the cumulative allocations of net income previously made to them pursuant to Section 6.2(c), over
          (ii) the cumulative allocations of net loss previously made to them pursuant to this Section 6.3(a); and

               (b) Second, to the Partners in accordance with their Ownership Percentage Interests; PROVIDED THAT to the extent any such loss allocation would cause or increase a deficit balance in any Limited Partner's Capital Account (after adjustment for any applicable increases described in the penultimate sentences of Treasury regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and after any applicable decreases described in Treasury regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      6

          (hereinafter, a Partner's "Adjusted Capital Account"), the amount thereof shall instead be allocated to Limited Partners with positive Adjusted Capital Accounts, if any, in proportion to and to the extent of their positive Adjusted Capital Accounts, and the balance, if any, shall be allocated to the General Partner.

          SECTION 6.4 SPECIAL ALLOCATIONS OF ITEMS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTION FOR PERIODS AFTER THE SECOND AMENDMENT. Before giving effect to allocations of net income or net loss for a taxable year or period pursuant to Sections 6.2 and 6.3, the following items of Partnership income, gain, loss and deduction (determined for purposes of maintaining the Partners' Capital Accounts) shall be specially allocated to the Partners, as follows and in the following order of priority:

               (a) If there is a net decrease in "partnership minimum gain" (as defined in Treasury regulations Section 1.704-2(d)), items of income and gain (determined in accordance with Treasury regulations
          Section 1.704-2(f)(6))) shall, to the extent required by the Treasury regulations, be specially allocated to the Partners in an amount equal to each Partner's share of the net decrease in partnership minimum gain (determined in accordance with Treasury regulations Section 1.704-2(g)). This Section 6.4(a) shall be applied consistently with, and subject to the exceptions contained in, the minimum gain chargeback requirements of Treasury regulations Section 1.704-2(f).

               (b) If there is a net decrease in "partner nonrecourse debt minimum gain" (as defined in Treasury regulations Section 1.704-2(i)(2)), items of income and gain (determined in accordance with the provisions of Treasury regulations Section 1.704-2(i)(4)) shall, to the extent required by the Treasury regulations, be specially allocated to the Partners in an amount equal to each Partner's share of the net decrease in partner nonrecourse debt minimum gain (determined in accordance with the provisions of Treasury regulations Section 1.704-2(i)(5)). This Section 6.4(b) shall be applied consistently with, and subject to the exceptions contained in, the partner nonrecourse debt minimum gain chargeback requirements of Treasury regulations Section 1.704-2(i)(4).

               (c) if a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in the Partner's Adjusted Capital Account, items of income and gain shall be specially allocated to the Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations, such deficit balance in the Partner's Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 6.4(c) shall be made only to the extent that the Partner has a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article IV have been tentatively made as if this Section 6.4(c) were not in this Agreement. This Section 6.4(c) shall be interpreted

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      7
          consistently with the "qualified income offset" provisions of Treasury regulations Section 1.704-1(b)(2)(ii)(d).

               (d) If any Partner has a deficit balance in its Capital Account at the end of any taxable year or period that is in excess of the sum of any amount the Partner is obligated to restore pursuant to this Agreement and any amount the Partner is treated as obligated to restore pursuant to the penultimate sentences of Treasury regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), items of income and gain in the amount of such excess shall be specially allocated to the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.4(d) shall be made only to the extent of any such excess determined after all other allocations provided for in this Article IV have been tentatively made as if Section 6.4(c) and this Section 6.4(d) were not in this Agreement.

               (e) "Nonrecourse deductions" (as defined in Treasury regulations Section 1.704-2(c)) shall be specially allocated to, and "excess nonrecourse liabilities" (as defined in Treasury regulations Section 1.752-3(a)(3)) shall be shared among, the Partners in proportion to their Ownership Percentage Interests.

               (f) "Partner nonrecourse deductions" (as defined in Treasury regulations Section 1.704-2(i)(2)) shall be specially allocated to the Partners who bear the economic risk of loss for the liability to which those deductions are attributable, determined in accordance with the principles of Treasury regulations Section 1.704-2(i)(l).

               (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury regulations Section 1.704-1(b)(2)(iv)(m), the amount of the Capital Account adjustment shall be treated as an item of income (if positive) or loss (if negative) and shall be specially allocated to the Partners consistent with the manner in which their Capital Accounts are required to be adjusted by such Treasury Regulation.

               (h) To minimize any distortions in the manner that the Partners would have shared Partnership distributions if the special allocations required by Sections 6.4(a) through (g) had not been part of this Agreement, the General Partner shall specially allocate to the Partners offsetting items of income, gains, loss or deduction so that the net amounts allocated to each Partner pursuant to Section 6.2, Section 6.3 and this Section 6.4 will, to the extent reasonably possible, equal the net amounts that would have been allocated to each Partner pursuant to Sections 6.2 and
          6.3 had Sections 6.4(a)-(g) not been part of this Agreement. In exercising its authority hereunder, the General Partner may consider any expected future allocations pursuant to Sections 6.4(a) and 6.4(b) that are likely to offset other allocations made pursuant to Sections 6.4(a) through 6.4(g).

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      8

          SECTION 6.5    ALLOCATIONS FOR FEDERAL INCOME TAX PURPOSES.

               (a) Except as provided in Section 6.5(b), for each taxable year or period of the Partnership, items of taxable income, gain, loss and deduction of the Partnership, determined solely for federal income tax purposes, shall be allocated to the Partners in the same manner as each correlative item of income, gain, loss, and deduction is allocated to the Partners pursuant to Sections
          6.1 through 6.4.

               (b) In accordance with Section 704(c) of the Code and the Treasury regulations thereunder, solely for federal income tax purposes, items of taxable income, gain, loss and deduction with respect to any Partnership asset other than money that has been contributed to the Partnership or revalued on the books of the Partnership shall be allocated among the Partners in a manner that takes into account the difference, at the time of contribution or revaluation, between the adjusted tax basis of the asset and the amount by which it is carried on the books of the Partnership for purposes of maintaining the Partner's Capital Accounts. Such allocations shall be made utilizing the "Remedial Method" described in Treasury regulations Section 1.704-3(d). Allocations pursuant to this Section 6.5 are solely for federal income tax purposes and shall not affect the Partners' Capital Accounts.

          SECTION 6.6. VARYING INTERESTS. To reflect the varying interests of the Partners during any taxable year, net income or net loss and items of income, gain, loss and deduction of the Partnership shall be determined on a daily, monthly or other basis using any convention or method permitted under Code Section 706 and the Treasury regulations thereunder, provided that gain or loss arising from dispositions of Partnership assets shall be allocated to the Partners on the date of the disposition. Notwithstanding the foregoing, for the Partnership's 1999 taxable year such items shall be allocated as follows:

               a. The Partnership's books shall be closed as of June 30, 1999, and net income or net loss and items of income, gain, loss and deduction of the Partnership for the period ending on June 30, 1999 shall be allocated to the persons who were Partners on June 30, 1999.

               b. Proration of Tax items For Second Half of 1999. Net income or net loss and items of income, gain, loss and deduction of the Partnership for the period beginning on July 1, 1999 and ending on December 31, 1999 shall, except as otherwise provided in Section 6.1, be allocated to the persons who were Partners during such period by assigning an equal portion of each such item to each day in such period and allocating the amount assigned to each day among the persons who were Partners on such day in accordance with the provisions of this Agreement in effect on such day.

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                      9

     7. CERTAIN DEFINED TERMS. The defined terms: Loss Recapture Allocation, Regular Allocation, Regular Loss Allocation and Specially Allocated Losses contained in Article I of the Partnership Agreement are deleted.

     8. DISTRIBUTIONS. Section 7.2 of the Partnership Agreement is amended and restated in its entirety as follows:

          SECTION 7.2 DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION. To the extent that Tax Distributions or distributions of Cash Available for Distribution are made by the Partnership, such distributions shall be made as follows:


     FIRST: TAX DISTRIBUTIONS. Tax Distributions shall be made to the Partners in an amount equal to the amount of any federal income tax estimated by the General Partner to be incurred by the Partners (such estimate to be made on the assumption that all of the Partners will be taxed at the highest marginal federal income tax rate applicable to individuals, which is currently 39.59%) on their allocable share of any net income or net gain from the Partnership which is recognized for federal income tax purposes during the prior year and not otherwise distributed to the Partners.
                    However, to the extent that a Partner has been allocated losses, no Tax Distributions will be made to the Partner until the cumulative net income and gain of the Partnership allocated to the Partner exceeds the cumulative amount of losses allocated to the Partner. Tax Distributions shall be made not later than February 28th of each year. To the extent the Partnership makes Tax Distributions, subsequent distributions that would have been made pursuant to Sections
                    7.2 Second and 11.2(c) shall first be made among the Partners in a manner that, to the extent possible, will cause the cumulative distributions pursuant to Article 7 and
                    Section 11.2(c) to each Partner to be equal to the amount that would have been distributed to each Partner had Section
                    7.2 First not been part of this Agreement; and notwithstanding Sections 4.4 and 11.2(c) to the contrary, the amount of any such excess distributions to a Partner remaining upon liquidation of the Partnership or the Partner's interest in the Partnership shall be immediately repaid to the Partnership by the Partner for distribution to the other Partners.


     SECOND: REGULAR DISTRIBUTIONS. Regular Distributions of the remaining Cash Available for Distribution shall be made to all the Partners in accordance with their Ownership Percentage Interests.

     9. RIGHTS AND OBLIGATIONS OF CLASS C PARTNERS. The Class C Limited Partners shall have all of the rights and all of the obligations which apply to Limited Partners. In addition, the following terms shall apply:

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     10

          a. SECTION 3.2. Section 3.2 of the Partnership Agreement restricts the General Partner from taking certain actions without the approval of the Class A Limited Partners (the "Restricted Acts"). Section
3.2 is hereby amended to require the General Partner to obtain the "Approval of the Class C Limited Partners" before taking the Restricted Act in question, in addition to the approval of the Class A Limited Partners.

     For the purposes of this Second Amendment, the "Approval of the Class C Limited Partners" shall mean the approval of 65% of Limited Partners Interest held by the Class C Limited Partners. A Class C Limited Partner's approval or consent shall be pursuant to a vote or written consent as provided in Section 16.9.

          b. SECTION 3.3 Section 3.3 addresses when the General Partner may be removed or replaced. The parties agree that in the event the General Partner may be removed and replaced under Section 3.3(a), such removal and replacement shall require the Approval of the Class A Limited Partners and the Class C 3 Limited Partners, but at all times subject to the rights contained in Section 3.3 of the General Partner to reverse the transaction giving rise to the removal. Provided, however, at any time the General
Partner may be removed upon the approval of 60% of the Limited Partners Interests. In the event of the dissolution, bankruptcy or resignation of the General Partner under Section 3.3(b), where a successor General Partner is appointed which is not owned 100% by Graham M. Weston ("Weston") and Morris
A. Miller ("Miller"), the new General Partner will be selected by and with the Approval of the Class A Limited Partners and the Class C Limited Partners.

          c. SECTION 8.2 (RESTRICTIONS ON TRANSFER). Section 8.2 of the Partnership Agreement is amended to read in its entirety as follows:

     SECTION 8.2    PROHIBITED DISPOSITIONS.

                         a. CLASS A PARTNER RESTRICTION. The Class A Limited Partners shall not make any sale, transfer, pledge, assignment or other disposition of any of their Units which may be purchased by the Partnership pursuant to the Partnership's rights under Section 8.1 above. Therefore, as to each Class A Limited Partner, for so long as the Partnership has the right to acquire any of such Class A Partners' Units in the event that he is no longer employed by the Partnership, no disposition of those Units which may be acquired by the Partnership under Section 8.1 may be made by such Class A Partner.

                         b. TRANSFERS PROHIBITED. Except as specifically allowed under this Agreement, no Limited Partner may sell, assign, transfer, mortgage, encumber, hypothecate, pledge or otherwise dispose of all or any part of such Limited Partner's interests in the Partnership and any attempt to take such action and any purported separate sale, transfer, assignment, mortgage, encumbrance,

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     11
          hypothecation, pledge, or other disposition by any Limited Partner shall be void. In the event of any sale, transfer, assignment or other disposition which is not made in accordance with this Agreement, and without herein recognizing such as being permitted or valid, the Limited Partner making the same shall remain and continue to be liable for the performance of all of its obligations hereunder and the Partnership shall continue to make any distributions, if any, to said Limited Partner. All subsequent owners of any Units, or other Limited Partnership interests hereunder shall hold same subject to all the terms and provisions hereof. To the extent that the provisions of this
          Section 8.2 and the other provisions of this Agreement are followed incident to any sale of Units, the transferee of such Units shall become a Substitute Limited Partner of the Partnership with the written consent of the General Partner, which consent shall not be withheld or delayed. With respect to any transfer of all of the Units and interests in the Partnership held by Macroweb, the transferee shall become the substitute General Partner of the Partnership, provided that the provisions of this Section 8.2 and all other provisions of this Agreement are followed incident to the sale of such Units and interests.

                         c. RIGHT OF FIRST REFUSAL. Subject to transfers of Units of the Class A Limited Partner in accordance with Section 8.1 above, no Limited Partner (including any assignee of a Limited Partner) may propose to make any sale, transfer, pledge, assignment or other disposition of all or any part of their Units or other Limited Partnership interests (such interests referred to as the "Units Offered for Sale") except in exchange for cash or a combination of cash and promissory notes. Prior to making such disposition, the Limited Partner desiring to make such sale (the "Selling Partner") shall first offer his or her Units Offered for Sale to each of the other Limited Partners under the same terms and conditions as the proposed sale (the "Terms of Sale"). Such offer shall be in writing (the "Offer Notice") and delivered to the other Partners, along with the name of the proposed purchaser of the Units Offered for Sale. The Selling Partner shall provide to the other Partners all information regarding the proposed sale and the proposed purchaser, as may be reasonably requested by the other Partners. For a period of 15 Business Days after the date of the Offer Notice is given, a Partner may accept the Selling Partner's offer with respect to the portion of the Units Offered for Sale that corresponds to the ratio of the accepting Partner's Limited Partners interest to the Limited Partners Interest of all the other Partners (other than the Selling Partner) by giving written notice

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     12
          of such acceptance to the Selling Partner and the General Partner. Beginning with the expiration of 15 Business Days after the date the Offer Notice is given and ending on the 20th Business Day after the date the Offer Notice was given, the Partnership or the General Partner may, in the sole discretion of the General Partner, accept the Seller's offer with respect to all of the remaining portion of the Units Offered for Sale by giving written notice of such acceptance to the Seller and the other Partners. Unless the other Partners and the Partnership (in the aggregate) accept the Seller's offer with respect to all of the Units Offered for Sale, the Selling Partner's offer shall be deemed rejected in its entirety.
          Upon an election to purchase all of such Units Offered for Sale as provided above, the purchasing Partners (and the Partnership as the case may be) shall make available to the Selling Partner at the offices of the General Partner, an amount equal to ten (10%) percent of the purchase price of the Units Offered for Sale as a non-refundable deposit. In addition, to the extent that the Terms of Sale require a note or notes, the accepting Limited Partners shall be required to demonstrate that they have at least the same credit worthiness as the proposed purchaser. Payment for the Units Offered for Sale shall be made in accordance with the Terms of Sale. If the Partners and the Partnership do not elect to purchase all the Units Offered for Sale, the Selling Partner shall be free to sell all, but not less than all of such Units Offered for Sale for a period of sixty (60) days after the expiration of the option of the other Partners, provided that any such sale must be made under the same terms and conditions and to the same purchaser as described in the Terms of Sale. The Selling Partner shall provide all information relating to the transferee of the Units Offered for Sale which is reasonably requested by the General Partner.

          d. SECTION 8.3 (TRANSFERS TO A FAMILY MEMBER). Section 8.3 of the Partnership Agreement is amended to read in its entirety as follows:

          Any Limited Partner shall be permitted to transfer his or her Units or other Limited Partner Interests to (i) a Family Member or a trust established for the benefit of a Family Member ("Trust"), (ii) Affiliates of the Limited Partner, (iii) to the General Partner, (iv) to the Partnership, (v) to Persons to whom the interest is transferred by reason by the Limited Partner's death or involuntarily by operation of law, or (vi) pursuant to a transfer in accordance with the provisions of Section 8.2. However, no such transferee shall become a Substitute Limited Partner except in accordance with Section 8.6 of the Partnership Agreement. It is expressly agreed that

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     13

          Trout may transfer its Units to Miller, Weston or any of their Family Members or a trust established for the benefit of a Family Member.

In addition, the definition of "Affiliate" shall be amended to read in its entirety:

                         "AFFILIATE" means a Person who directly or indirectly controls, is controlled by, or is under common control with, the Person referred to. For this purpose, "control" means the ability to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting securities, by contract or otherwise.

               e. SECTION 13.1 (AMENDMENTS TO PARTNERSHIP AGREEMENT). In such instances when Section 13.1 of the Partnership Agreement requires the Approval of the Class A Limited Partners, the General Partner shall be required to obtain both the Approval of the Class A Limited Partners and the Approval of the Class C Limited Partners. In addition Section 13.1 is further amended to add a second sentence to read in its entirety: "The consent of each Limited Partner must be obtained for any amendment which would materially affect the Limited Partner's rights to distributions (other than by virtue of additional Capital Contributions by other Partners), its obligations for Capital Contributions, adversely affect its limited liability as a Limited Partner, modify the provisions of this SECTION 13.1, or lower the threshold required by the Partnership Agreement or the Act for obtaining the vote, consent or approval of the Limited Partners with respect to any action or undertaking."

               f.   ARTICLE 14 (MERGER OF PARTNERSHIP). The last sentence of
Article 14 Merger of Partnership is deleted and the following shall be added in its place: "The Approval of the Class A Limited Partners and the Approval of the Class C Limited Partners shall be required to approve such merger, unless all of the holders of Units will be given the same or substantially the same rights as they have pursuant to this Second Amendment (including, without limitation, preferences, rights of first refusal, options, conversion rights, preemptive rights, voting rights, or registration rights). Provided, however, no Approval of the Class A Limited Partners nor Class C Limited Partners shall be required for a transaction to convert the Partnership to a corporation (whether by virtue of merger, conversion or other transaction) which is consummated solely for the purpose of changing the form of entity used to conduct business of the Partnership, so long as the Limited Partners have the same or substantially the same rights, obligations and interests in the new entity as they enjoyed as Partners of the Partnership, including, without limitation, preferences, rights of first refusal, options, conversion rights, preemptive rights, voting rights and registration rights, but excluding any rights to limit the General Partner as provided in Section 3.2 of the Partnership Agreement. In the event any transaction pursuant to this
Article 14 results in the termination of the Partnership, each Partner will receive, incident to such merger or other transaction, shares of stock in the successor entity, in proportion to each Partner's then current respective positive Capital Account balance, as adjusted by treating the Partnership as having liquidated and gains and losses allocated in accordance with Section
11.4 hereof."

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     14

          g. ARTICLE 15 (PUBLIC OFFERING). Article 15 is amended to read in its entirety:


          "Notwithstanding anything herein to the contrary, the Partners agree that incident to an initial public offering of the securities of the Partnership or any successor entity, which raises at least $10,000,000.00, the following rights contained in this Agreement shall be terminated: (i) preemptive rights, (ii) parallel exit rights, (iii) rights of first refusal, and (iv) transfer restrictions (other than as required by applicable securities laws)."

          h. REPRESENTATION ON BOARD OF DIRECTORS. If the Partnership converts to a corporation, limited liability company or other entity (whether by virtue of corporate reorganization, merger, conversion or otherwise)(herein referred to as the "Successor Entity"): (i) the Class C Limited Partners, for so long as the Class C Limited Partners hold at least 10% of the equity interests (capital stock, membership interests or otherwise) of the Successor Entity, they shall have the right to designate one director or manager of such entity; (ii) Hamilton, for so long as Hamilton holds at least 2.5% of the equity interests (capital stock, membership interests or otherwise) of the Successor Entity (either directly or indirectly through their limited partner interest in Isom), it shall have the right to designate one director or manager of such entity; and (iii) Trout, for so long as Trout holds at least 20% of the equity interest (capital stock, member interest or otherwise) of the Successor Entity, it shall have the right to designate up to five (5) directors or managers of such entity. Provided, however, should Hamilton not exercise its option to purchase $500,000.00 in additional Units prior to the Expiration Date, as provided in Section 3.c. of this Second Amendment, then its right to designate a director or manager shall be subject to termination in the discretion of the Partnership or the Successor Entity. Provided, further, should Trout elect to waive its right to designate any directors (so that it has no right to designate any director or manager) in connection with a sale of securities of the Partnership or Successor Entity which raises $10,000,000.00 or more, then the Class C Limited Partners and Hamilton will agree to waive their designation right as well. There shall be not more than 7 directors or managers of the Successor Entity, except upon the consent of the Class C Limited Partners and Hamilton (so long as Hamilton has a designation right). The designation of the director or manager by the Class C Limited Partners shall be determined by a vote of 65% of the Class C Limited Partners other than Hamilton for so long as Hamilton has a right to designate a director or manager, and thereafter upon the Approval of the Class C Limited Partners (including Hamilton).

     10. DISSOLUTION (SECTION 11.1.c.). Section 11.1.c. of the Partnership Agreement is amended in its entirety to read:

                         c. The General Partner, upon approval of a Majority in Interest of the Limited Partners, elects to dissolve (provided such election takes place after January 1, 2001).

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     15

     11. MEETING & VOTING OF LIMITED PARTNERS. Section 16.9 of the Partnership Agreement is amended to read in its entirety as follows:

     SECTION 16.9.  MEETINGS & VOTING BY LIMITED PARTNERS.

                         a. MEETINGS. Within a reasonable time after each fiscal year and at such other times as the General Partner, in its sole discretion, shall determine, the General Partner shall call a meeting of the Partners for the purpose of discussing the affairs of the Partnership and acting on any matter permitted or required by this Agreement or the Act to be acted on by the Limited Partners. The General Partner shall give not less than ten days prior written notice of the meeting, specifying the time and location of the meeting and the matters to be discussed or acted upon. Meetings may be held at any time during normal business hours and at any place within San Antonio, Texas as the General Partner may select. Partners may waive notice of or attendance at the meeting and may vote in Person, by proxy, by delivering a signed written consent specifying its vote for or against a matter to the General Partner at or prior to the meeting, or by telephone or other electronic communication device. Attendance at a meeting shall constitute waiver of notice of the meeting. The General Partner or its designee shall chair the meeting and may conduct the meeting under such rules as it may reasonably select.

                         b. VOTING BY LIMITED PARTNERS. Unless by vote pursuant to a meeting called in accordance with SECTION 16.9.a, a Limited Partner's approval or consent shall be conveyed in writing to the General Partner not later than 15 Business Days after the date the approval or consent was requested by the General Partner.
          A failure to respond in any such time period shall constitute a consent or approval which is consistent with the General Partner's recommendation with respect to the proposal. If the General Partner receives the necessary vote, approval or consent of the Limited Partners to any action, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partners. The Limited Partners shall have the right to consent, approve or vote with respect to a matter only as specifically reserved for their consent, approval or vote pursuant to this Agreement or any nonvariable provision of the Act. Unless otherwise required by this Agreement or any nonvariable provision of the Act, the vote, consent or approval of the Limited Partners on any matter required or permitted to be submitted to their vote, consent or

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     16
          approval shall be had only by a Majority in Interest of the Limited Partners.

                    c. TIME PERIODS FOR CONSENTS. Notwithstanding anything in the Agreement to the contrary, the Class C Limited Partners shall not have less than 15 Business Days to make any election or give any consent, whether in connection with the election to exercise preemptive rights, parallel exit rights or otherwise. In the case of exercise of preemptive rights under Section 9.2 of the Agreement, the 15 Business Days time period shall commence to run upon the Limited Partners' receipt from the General Partner of a description (containing all material terms) of the proposed offering giving rise to the preemptive rights. The term "Business Day" as used in this Agreement shall mean Monday through Friday, except any of those days in any week in which the national banks of the U.S.A. are closed for business.

     12. TAX PROVISIONS. Incident to a sale of Units in compliance with the terms of the Partnership Agreement, upon request of the transferring Partner, the General Partner shall, to the extent permitted by law, make the appropriate election to adjust the basis of Partnership properties pursuant to Code Sections 754, 755, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests and Partnership distributions; PROVIDED, HOWEVER, that the General Partner, as a condition to making any such election, may require any Partner or transferee requesting such election to pay or make adequate provisions for payment of the reasonable costs and expenses incurred by the Partnership in making and as a consequence of making such election.

     13. REGISTRATION RIGHTS. The Class C Limited Partners and Trout shall be granted demand and piggy-back registration rights for the Units acquired pursuant to this Second Amendment, as more particularly set forth in that certain Registration Rights Agreement by and among the Partnership, the Class C Limited Partners and Trout entered into contemporaneously with this Second Amendment.

     14. PARTIES BOUND. The Class C Limited Partners agree, that by executing this Second Amendment, they are bound to the terms contained herein as well as the terms contained in the Partnership Agreement as if they had become direct signatories to the Partnership Agreement.

     15. RELATED PARTIES. The parties to the Second Amendment acknowledge that the Weston Entity may meet the definition of a Related Party of Weston under the terms of the Partnership Agreement. To the extent that the Weston Entity does meet the definition of a Related Party of Weston, with the respect to the issuance of Units to the Weston Entity pursuant to the terms of this Second Amendment, the parties agree to waive the requirements of
Section 3.2(a) of the Partnership Agreement.

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     17

     16. KEY MAN LIFE INSURANCE. For a period of two (2) years, the Partnership shall maintain Key Man Life Insurance on the life of Graham M. Weston in an amount of not less than $4,000,000.00.

     17.  OPTIONS TO KEY PERSONNEL.

          a. Section 9.3 to of the Partnership Agreement permits the General Partner to issue Units and options to acquire Units to Key Personnel. The Partners desire to cap the number of Units, Limited Partnership Interests, or options to acquire the same at 10% of the outstanding Units. Therefore, the last sentence of Section 9.3 is hereby amended to read in its entirety: "The above notwithstanding, except upon the Approval of the Class A Limited Partners and the Approval of the Class C Limited Partners (including the affirmative approval of Isom), the General Partner shall not grant to any Key Personnel, any Units, Limited Partnership Interests, or options to acquire the same, to the extent that the aggregate amount of all such interests granted to Key Personnel would (if fully exercised) constitute more than 10% of the then outstanding number of Units or Limited Partners Interests of the Partnership." All the options contemplated to be granted to the Certain Key Employees (as defined below) and First Inning pursuant to this Second Amendment and the Option Agreement shall be counted towards the 10% cap on such interests.

          b. Currently, Richard Yoo ("Yoo"), Pat Condon ("Condon") and Dirk Elmendorf ("Elmendorf") are subject to employment agreements with the Partnership and are paid annualized salaries of $3,000.00 per month, with the right to receive an annual bonus of $15,000.00 to the extent that the Partnership has repaid all principal owing to Exeter Financial, LC. If the bonus were paid and spread throughout the year, the monthly salary of Yoo, Condon and Elmendorf would be $4,250.00. Miller and Weston are employees at will and are not currently being paid a salary, but may be paid an annual salary not in excess of $100,000 in 2000, $110,000 in 2001 and $121,000 in
2002. The parties agree that the General Partner may issue options to Yoo, Condon, Elmendorf, Miller and Weston (collectively "Certain Key Personnel") to acquire Units, in lieu of their salary, in accordance with the following general terms, SUBJECT TO execution of definitive option agreements:

               (i) Yoo, Condon and Elmendorf may elect at the beginning of each calendar quarter, during 2000, to forgo some or all of their monthly salary and earn the right to receive options to acquire Units. Each of Yoo, Condon and Elmendorf, to the extent that any of them elect not to continue their salary at $3,000 per month for the next twelve months and not receive a bonus (or elect to receive such amount less than $4,250 per month) he will earn options to acquire such number of Units determined by dividing the difference between $12,750 (3 months salary and imputed bonus amount) and the actual cash salary and bonus paid to them in the applicable quarter of 2000, by the Fair Market Unit Value. The "Fair Market Unit Value" shall mean $2.10 through December 31, 2000, and thereafter shall be determined on each calendar quarter to be the lesser of: (i) 120 times the gross revenues of the Partnership for the month immediately preceding the month of determination and then divided by the number of Units outstanding; or (ii) the highest sales price of any Units sold by the Partnership, if any, during any of the four months immediately preceding determination.

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     18

               (ii) Weston and Miller may elect at the beginning of each calendar quarter (or for the entire year at their election), during 2000, 2001 and 2002 to forgo some or all of their monthly salary and earn the right to receive options to acquire Units. Miller and Weston, to the extent that they elect not to receive any salary (or to the extent that elect to receive part cash, then the difference between the cash compensation received and the applicable compensation level for that year) they will receive options to acquire such number of Units determined by dividing the difference between the amount of their monthly salary earned for such quarter and the amount of the cash salary, if any, actually paid to them in the applicable quarter, by the Fair Market Unit Value.

               (iii) The foregoing options to Certain Key Personnel shall be earned and calculated on a quarterly basis throughout the year and granted at the end of each year. The exercise price of the options shall be $.01 per Unit (payable in cash or netted out of the number of Units granted). The options shall be subject to forfeiture by each of the Certain Key Personnel if their employment with the Partnership (or any successor entity) is terminated voluntarily or involuntarily, for cause, or without cause, prior to June 30, 2001, unless employment is terminated due to death, disability, or in connection with the sale of substantially all the ownership interests or assets of the Partnership (whether by sale, merger or other transaction) to a third party. In the event of such forfeiture, the terminated employee shall be entitled to receive the salary he would have received during the time of employment but for his election to earn the options.

          c. The option agreements for the Certain Key Personnel (including amendments, as necessary, to the employment agreements of Yoo, Condon and Elmendorf) shall contain the terms as outlined in Section 17(b)(i), (ii) and (iii) above, be in a form acceptable to the General Partner and shall contain anti-dilutions provisions, forfeiture provisions upon termination of employment or competition with the Partnership, and other provisions which are customary and reasonable.

     18. ASSIGNMENT OF CERTAIN RIGHTS. Notwithstanding anything in the Partnership Agreement or this Second Amendment to the contrary, a Limited Partner which has executed this Second Amendment may assign any right of first refusal, preemptive right or other right to acquire Units to any (i) current limited partner, partner, shareholder or member of such Limited Partner, or an Affiliate of such Person, or an entity controlled by such Persons or their Affiliates, or (ii) another Person upon the prior consent of the General Partner in the General Partner's sole discretion (a "Current Affiliate") and provide the General Partner written notice of such assignment within five (5) Business Days. Upon any such assignment, the Current Affiliate shall be subject to the rights, obligations, and restrictions provided in the Partnership Agreement (as amended) with respect to exercising any such rights and becoming a Limited Partner or Substitute Limited Partner.

     19. REPRESENTATION. The parties to this Second Amendment acknowledge that the law firm of Matthews and Branscomb, P.C. has assisted in the preparation of this document on behalf of and as counsel for Trout, Ltd. and the General Partner, and further acknowledge that the Partnership will pay the fees and expenses associated with such services.

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     19

     20. MULTIPLE COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.                                     20

Executed as of the date first written above.


                           RACKSPACE, LTD.

                           By:  Macroweb, LC
                           Its: General Partner



                                /s/ Graham M. Weston
                                ----------------------------
                                Graham M. Weston, Member

                                /s/ Morris A. Miller, Member
                                ----------------------------
                                Morris A. Miller, Member


                                GENERAL PARTNER:

                                Macroweb, LC

                                /s/ Morris A. Miller, Member
                                ----------------------------
                                Morris A. Miller, Member

                                /s/ Graham M. Weston
                                ----------------------------
                                Graham M. Weston, Member


                                LIMITED PARTNERS:

                                /s/ Richard Yoo
                                ----------------------------
                                Richard Yoo


                                /s/ Dirk Elmendorf
                                ----------------------------
                                Dirk Elmendorf


                                /s/ Patrick Condon
                                ----------------------------
                                Patrick Condon


                                Trout, Ltd.


                                By:  Knightsbridge, L.C.,General Partner

                                By: /s/ Morris Miller, Member
                                    -------------------------

                                Its: Member
                                    -------------------------

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.

                                Isom Capital Partners I, L.P.

                                By:  BESK Funding, Inc., General Partner

                                     By: /s/ S. James Bishkin
                                        -------------------------------
                                          S. James Bishkin
                                          President


                                First Inning Investors, L.P.

                                By:  Trango Capital L.L.C., General Partner

                                     By: /s/ Quincy J. Lee
                                        -------------------------------
                                          Quincy J. Lee, Manager


                                     The Hamilton Companies LLC

                                     By: /s/ Frederic C. Hamilton
                                        -------------------------------

                                     Title: President
                                            ---------------------------


                                     Weston Investment Interests, LLC

                                     By: /s/ Graham M. Weston
                                        ------------------------------
                                     Title: Manager
                                           ---------------------------


                                     MiniPat & Company, Ltd.

                                     By: /s/ Patrick Condon
                                        -----------------------------
                                     Title: President
                                           --------------------------

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.

                                     Isom Capital Partners I, L.P.

                                     By:  BESK Funding, Inc., General Partner

                                          By: /s/ S. James Bishkin
                                             --------------------------
                                               S. James Bishkin
                                               President


                                     First Inning Investors, L.P.

                                     By:  Trango Capital L.L.C., General Partner

                                     By: /s/ Quincy J. Lee
                                        -------------------------------
                                          Quincy J. Lee, Manager


                                     The Hamilton Companies LLC

                                     By: /s/ Frederic C. Hamilton
                                        ------------------------------
                                     Title: President & Man.
                                           ---------------------------


                                     Weston Investment Interests, LLC

                                     By: /s/ Graham Weston
                                        -----------------------------
                                     Title: Manager
                                           --------------------------


                                     MiniPat & Company, Ltd.

                                     By: /s/ Patrick Condon
                                        ----------------------------
                                     Title: Manager
                                           -------------------------

SECOND AMENDMENT TO AGREEMENT
OF LIMITED PARTNERSHIP OF RACKSPACE, LTD.

                               THIRD AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                 RACKSPACE, LTD.

         This Third Amendment to Agreement of Limited Partnership of Rackspace, Ltd. (hereinafter referred to as the "Third Amendment") is made this 22nd day of February, 2000, by and among Rackspace, Ltd. (the "Partnership"), Macroweb, LC, a Texas limited liability company (the "General Partner" or "Macroweb"), Trout, Ltd., a Texas limited partnership ("Trout"), Richard Yoo ("Yoo"), Patrick Condon ("Condon") and Dirk Elmendorf ("Elmendorf"), Isom Capital Partners I, L.P. ("Isom"), First Inning Investors, L.P. ("First Inning"), The Hamilton Companies LLC, a Colorado limited liability company ("Hamilton"), Weston Investment Interest, L.L.C., a Nevada limited liability company ("Weston Entity"), MiniPat & Company, Ltd., a Texas limited partnership ("MiniPat")(Macroweb, Trout, Yoo, Condon, Elmendorf, Isom, First Inning, Hamilton, Weston Entity and MiniPat are sometimes referred to herein as the "Existing Partners") and 2M Technology Ventures, L.P. (the "New Partner" or "2M"). This Third Amendment amends the Agreement of Limited Partnership dated December 29, 1998, as amended on September 29, 1999 (the "First Amendment") and again on November 30, 1999 (the "Second Amendment," and collectively, hereinafter referred to as the "Agreement" or "Partnership Agreement"). Except as amended by this Third Amendment, the Second Amendment and the First Amendment to Agreement of Limited Partnership of Rackspace, Ltd., the terms of the Partnership Agreement shall continue in full force and effect. Capitalized terms used herein shall, unless otherwise specified, have the meanings assigned to them in the Partnership Agreement.

         WHEREAS, Hamilton has exercised its right to contribute an additional $500,000.00 to the Partnership and thereby receive an additional 238,095.24 Units to be held as a Class C Limited Partner; and

         WHEREAS, 2M desires to contribute $250,000.00 to the Partnership, to become a Class C Limited Partner and to receive 119,047.62 Units in accordance with the terms of this Agreement.

         WHEREAS, the Partnership and the Existing Partners desire to have 2M make an investment in the Partnership as set forth herein and to have it become a Limited Partner of the Partnership.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS FOLLOWS:

         1. ADMISSION OF NEW PARTNER. Upon the execution of this Third Amendment by all the parties hereto, effective January 21, 2000 2M shall become an Additional Limited Partner of the

Partnership as a "Class C Limited Partner," having the rights and interests of a Class C Limited Partner as set forth in the Second Amendment except as otherwise provided herein.

         2. CONTRIBUTION OF CAPITAL.

            a. Upon the execution of this Third Amendment, 2M shall contribute $250,000.00 to the Partnership (the "New Contribution to Capital") and effective January 21st, 2000 shall be deemed to have received 119,047.62 Units as a Class C Limited Partner.

            b. On January 21st, 2000 Hamilton contributed an additional $500,000.00 to the Partnership and received 238,095.24 additional Units as a Class C Limited Partner.

         3. CAPITAL ACCOUNTS. The parties to this Third Amendment have made a determination that the fair market value of the assets of the Partnership, immediately prior to the contributions by Hamilton and 2M described in 2 above, was $30,810,000.00 (the "Valuation"). However, the parties further agree that the value of the assets is extremely speculative and may in fact be substantially more or substantially less than $30,810,000.00. The number of Units received by Hamilton and 2M are based upon the parties' mutual determination that the value of the Partnership's assets immediately prior to closing of the sale of such additional Units is $30,810,000.00. The parties agree as of and immediately prior to January 21, 2000, the Partners' Capital Accounts shall be adjusted to reflect the Valuation and the Partners' distributive shares of tax items shall be determined all in accordance with Treasury Regulation 1.704-1(b)(2)(iv)(f) and (g). The parties further agree that immediately prior to any subsequent contribution to the Partnership or distribution from the Partnership, Capital Accounts shall be adjusted in accordance with the provisions of Code Section 704(b) and the Regulations, including Treasury Regulation 1.704-1(b)(2)(iv)(f) and (g).

         4. OWNERSHIP PERCENTAGES AND UNITS. As a result of the contributions of capital set forth in paragraph 3 above, the Ownership Percentage Interests and number of Units held by each Partner is as follows:

                                                                 Ownership
                                                                 Percentage
         Partner                       Units                     Interests
         -------                       -----                     ---------
         CLASS A
         Yoo                           3,600,000.00              23.95437%
         Condon                          800,000.00               5.32319%
         Elmendorf                       400,000.00               2.66159%
         Grubbs (assignee of Class A)     50,000.00                .33269%
         Bell (assignee of Class A)       50,000.00                .33269%

         CLASS B

                                       2


         Macroweb                         10,000.00                .06653%
         Trout                         7,232,856.20              48.12737%

         CLASS C
         First Inning                    619,047.61               4.11913%
         Isom                          1,219,047.62               8.11153%
         Hamilton                        476,190.48               3.16856%
         Weston Entity                   357,142.86               2.37642%
         MiniPat                          95,238.10                .63371%
         2M                              119,047.62                .79214%

         TOTAL UNITS OUTSTANDING      15,028,570.49

         5. WAIVER OF PRE-EMPTIVE RIGHTS. The parties to this Agreement hereby waive any pre-emptive rights that they may have to acquire Units issued by the Partnership, but only with respect to the Units issued by the Partnership which are set forth in 4 above (and Units issued under Options in effect prior to the date hereof) and not with respect to any Units issued by the Partnership after the date of this Agreement.

         6. RIGHT TO APPOINT DIRECTORS. Notwithstanding Section 9(h) of the Second Amendment to the Agreement of Limited Partnership of Rackspace, Ltd. to the contrary, 2M shall not have the right to participate with the other Class C Limited Partners in designating one director or manager of the Successor Entity under the terms set forth in such Section 9(h), nor for the purposes of Section 9(h) shall 2M's equity interest in the Partnership be included in determining whether the Class C Limited Partners hold 10% of the equity interests of the Successor Entity.

         7. PARTIES BOUND/ADDITIONAL AGREEMENTS. The parties hereto agree that Hamilton and 2M, by executing this Third Amendment, are bound to and have the benefit of the terms contained herein as well as the terms contained in the First Amendment, the Second Amendment and the Partnership Agreement as if they had become direct signatories to such agreements.

         8. REPRESENTATION. The parties to this Third Amendment acknowledge that the law firm of Matthews and Branscomb, P.C. has assisted in the preparation of this document on behalf of and as counsel for Trout, Ltd. and the General Partner, and further acknowledge that the Partnership will pay the fees and expenses associated with such services.

         9. MULTIPLE COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         Executed as of the date first written above.

                                   RACKSPACE, LTD.

                                   By:      Macroweb, LC
                                   Its:     General Partner

                                            /s/ Graham M. Weston
                                            ---------------------------------
                                            Graham M. Weston, Member

                                            /s/ Morris A. Miller
                                            ---------------------------------
                                            Morris A. Miller, Member

                                   GENERAL PARTNER:

                                   Macroweb, LC

                                            /s/ Morris A. Miller
                                            ---------------------------------
                                            Morris A. Miller, Member

                                            /s/ Graham M. Weston
                                            ---------------------------------
                                            Graham M. Weston, Member

                                   LIMITED PARTNERS:

                                   /s/ Richard Yoo
                                   ---------------------------------
                                   Richard Yoo

                                   /s/ Dirk Elmendorf
                                   ---------------------------------
                                   Dirk Elmendorf

                                   /s/ Patrick Condon
                                   ---------------------------------
                                   Patrick Condon

                                   Trout, Ltd.

                                   By:      Knightsbridge, L.C.,General Partner

                                            By: /s/ Graham M. Weston
                                               ---------------------------------
                                            Its:
                                               ---------------------------------

                                     Isom Capital Partners I, L.P.

                                     By:     BESK Funding, Inc., General Partner


                                          By: /s/ S. James Bishkin
                                             --------------------------
                                               S. James Bishkin
                                               President

                                     First Inning Investors, L.P.

                                    By:      Trango Capital L.L.C., General
                                             Partner

                                             By: /s/ Quincy J. Lee
                                               -----------------------
                                                Quincy J. Lee, Manager


                                    The Hamilton Companies LLC

                                     By: /s/ Frederic C. Hamilton
                                        -----------------------------
                                     Title: President
                                           --------------------------


                                    Weston Investment Interest, L.L.C.

                                    By: /s/ Graham Weston
                                        -----------------------------
                                     Title: Member
                                           --------------------------


                                    MiniPat & Company, Ltd.

                                     By: /s/ Patrick Condon
                                        ----------------------------
                                     Title: President
                                           -------------------------


                                    2M Technology Ventures, L.P.

                                    By:  2M Technology Group, L.L.C.
                                            Its: General Partner

                                            By: /s/ Steven Leeke
                                              -------------------------

                                 FOURTH AMENDMENT TO
                           AGREEMENT OF LIMITED PARTNERSHIP

                                          OF

                                   RACKSPACE, LTD.

       This Fourth Amendment to Agreement of Limited Partnership of Rackspace, Ltd. (hereinafter referred to as the ("Fourth Amendment") is made effective the 27 day of March, 2000 (the "Effective Date"), by and among Rackspace, Ltd. (the "Partnership"), Macroweb, LC, a Texas limited liability company (the "General Partner" or "Macroweb"), Trout, Ltd., a Texas limited partnership ("Trout"), Richard Yoo ("Yoo"), Patrick Condon ("Condon"), Dirk Elmendorf ("Elmendorf"), Isom Capital Partners I, L.P. ("Isom"), First Inning Investors, L.P. ("First Inning"), The Hamilton Companies LLC, a Colorado limited liability company ("Hamilton"), Beaulieu River Capital LC (formerly, Weston Investment Interest, L.L.C.), a Nevada limited liability company ("Beaulieu"), MiniPat & Company, Ltd., a Texas limited partnership ("MiniPat"), 2M Technology Ventures, L.P. ("2M") (Macroweb, Trout, Yoo, Condon, Elmendorf, Isom, First Inning, Hamilton, Weston Entity, MiniPat and 2M are sometimes referred to herein as the "Existing Partners"), Norwest Venture Partners VII, L.P. ("Norwest"), Red Hat, Inc. ("Red Hat") and Tailwind Capital Partners 2000, L.P. ("Thomas Weisel"). This Fourth Amendment amends the Agreement of Limited Partnership dated December 29, 1998, as amended on September 29, 1999 (the "First Amendment"), on November 30, 1999 (the "Second Amendment") and again on February 22, 2000 (the "Third Amendment") (collectively, hereinafter referred to as the "Agreement" or the "Partnership Agreement"). Except as amended by this Fourth Amendment, the Third Amendment, the Second Amendment and the First Amendment to Agreement of Limited Partnership of Rackspace, Ltd., the terms of the Partnership Agreement shall continue in full force and effect. Capitalized terms used herein shall, unless otherwise specified, have the meanings assigned to them in the Partnership Agreement.


       WHEREAS, Norwest desires to contribute $5,750,000, to become a Class C Limited Partner and to receive Units in accordance with the terms of this Agreement.

       WHEREAS, Red Hat desires to contribute $2,000,000, to become a Class C Limited Partner and to receive Units in accordance with the terms of this Agreement.

       WHEREAS, Thomas Weisel desires to contribute $300,000, to become a Class C Limited Partner and to receive Units in accordance with the terms of this Agreement.

       WHEREAS, the Partnership and the Existing Partners desire to have Norwest, Red Hat and Thomas Weisel invest in the Partnership as set forth herein and to have them become Limited Partners of the Partnership.

       NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS FOLLOWS:

       1. ADMISSION OF NEW PARTNERS. Upon the execution of this Fourth Amendment by all the parties hereto, effective the date set forth above, Norwest, Red Hat and Thomas Weisel shall become Additional Limited Partners of the Partnership as "Class C Limited Partners", having the rights and interests of Class C Limited Partners as set forth in the Second Amendment except as otherwise provided herein. For the purposes hereof, references to the "Partners" or the "Limited Partners" shall include Norwest, Red Hat and Thomas Weisel.

       2. CONTRIBUTION OF CAPITAL/WARRANTS. Upon the execution of this Fourth Amendment, (i) Norwest shall contribute $5,750,000 to the Partnership and shall receive 1,015,901 Class C Units to be held as a Class C Limited Partner, (ii) Red Hat shall contribute $2,000,000 to the Partnership and shall receive 353,356.89 Class C Units to be held as a Class C Limited Partner, and Thomas Weisel shall contribute $300,000 to the Partnership and shall receive 53,003.53 Class C Units to be held as a Class C Limited Partner (collectively, the "New Contributions to Capital). In addition, Norwest shall receive a warrant (the "Norwest Warrant") to purchase an amount of Class C Units (which have the same rights and obligations as the Units initially purchased by Norwest), determined by dividing $3,000,000 by the greater of the $18.24 or the mid-point in the filing range (the "Mid-point") set forth in the preliminary prospectus (commonly referred to as the "red herring") which is first circulated by the Company. After the Mid-point is established, the warrant may be exercised at anytime before one year after the date of issuance, unless the Mid-point is not established within four months of the date hereof, in which case it may be exercised after four months from the date of issuance. A copy of the warrant is attached as Exhibit A.

       3.     CAPITAL ACCOUNTS.   The parties to this Fourth Amendment have made
a determination that the fair market value of the assets of the Partnership, immediately prior to the contributions by Norwest, Red Hat and Thomas Weisel described in 2 above, was $85,000,000.00 (the "Valuation"). However, the parties further agree that the value of the assets is extremely speculative and may in
fact be substantially more or substantially less than $85,000,000.   The number
of Units received by Norwest, Red Hat and Thomas Weisel is based upon the parties' mutual determination that the value of the Partnership's assets immediately prior to the Effective Date, was $85,000,000. The parties agree as of and immediately prior to the Effective Date, the Partners' Capital Accounts shall be adjusted to reflect the Valuation and the Partners' distributive shares of tax items shall be determined all in accordance with Treasury Regulation
1.704-1(b)(2)(iv)(f) and (g).   The parties further agree that immediately prior
to any subsequent contribution to the Partnership or distribution from the Partnership, Capital Accounts shall be adjusted in accordance with the provisions of Code Section 704(b) and the Regulations, including Treasury Regulation 1.704-1(b)(2)(iv)(f) and (g). The Capital Accounts of all of the Partners as of the Effective Date are as set forth on Exhibit "B" attached hereto.

       4. OWNERSHIP PERCENTAGES AND UNITS. As a result of the contributions of capital set forth in paragraph 2 above, the Ownership Percentage Interests and number of Units held by each Partner is as follows:

                                                                                Ownership
                                                                                Percentage
       Partner                                      Units                       Interests
       -------                                      -----                       ---------
       CLASS A
       Yoo                                        3,600,000                     21.88339%
       Condon                                       800,000                      4.86298%
       Elmendorf                                    400,000                      2.43149%
       Grubbs (assignee of Class A)                  50,000                       .30394%
       Bell (assignee of Class A)                    50,000                       .30394%

       CLASS B
       Macroweb                                      10,000                       .06079%
       Trout                                      7,232,856.20                  43.96651%

       CLASS C
       First Inning                                 619,047.61                   3.76302%
       Isom                                       1,219,047.62                   7.41025%
       Hamilton                                     476,190.48                   2.89463%
       Beaulieu                                     357,142.86                   2.17097%
       MiniPat                                       95,238.10                    .57893%
       2M                                           119,047.62                    .72366%
       Norwest                                    1,015,901                      6.17538%
       Red Hat                                      353,356.89                   2.14796%
       Thomas Weisel                                 53,003.53                    .32219%

       TOTAL UNITS OUTSTANDING                   16,450,831.91

       5. NEW INVESTORS. It is expressly agreed that the General Partner may cause the Partnership to issue up to 530,035.34 Class C Units (the "Additional Units") to one or more additional persons or entities (the "New Investors") and to admit them as Class C Limited Partners, provided that the aggregate purchase price per Unit is not less than $5.66 per Unit. In addition, the General Partner may cause the Partnership to issue a warrant to the New Investors with the same terms as contained in the Norwest Warrant, including terms as to amount of Units subject to purchase, price, and the time period in
which it may be exercised.   It is the intention of the parties hereto that such
New Investors shall have the benefits and obligations of the Class C Limited Partners, except to the extent limited by paragraph 7 below, and that they may become signatories to this Agreement without any further consent or agreement of the parties to this agreement. To the extent that such New Investors become parties to this agreement, the schedule set forth in paragraph 4 above shall be appropriately adjusted and the capital accounts of all the Partners will be "booked-up" in accordance with paragraph 3 above at the time of the investment to reflect the valuation of the Partnership at that time. To the extent that the New Investors are admitted to the Partnership, for the purposes hereof, references to the "Partners" or the "Limited Partners" shall include the New Investors.

       6. WAIVER OF PRE-EMPTIVE RIGHTS. The parties to this Agreement hereby waive any pre-emptive rights that they may have to acquire Units issued by the Partnership, but only with respect to the Units issued by the Partnership which are set forth in 4 above, Units issued upon options in effect prior to the date hereof, or Units issued to New Investors under paragraph 5 above, and not with respect to any Units issued by the Partnership after the date of this Agreement. In addition, with respect to the Units purchased by Norwest, Red Hat, Thomas Weisel and the New Investors, if any, the parties hereto waive any rights of first refusal which may exist with respect to the resale of those Units by any of them.

       7. RIGHT TO APPOINT DIRECTORS. Notwithstanding Section 9(h) of the Second Amendment to the Agreement of Limited Partnership of Rackspace, Ltd. to the contrary, Norwest, Red Hat, Thomas Weisel and the New Investors, if any, shall not have the right to participate with the other Class C Limited Partners in designating one director or manager of the Successor Entity under the terms set forth in such Section 9(h), nor for the purposes of Section 9(h) shall Norwest's, Red Hat's, Thomas Weisel's or the New Investors equity interest in the Partnership be included in determining whether the Class C Limited Partners hold 10% of the equity interests of the Successor Entity.

       8. PARTIES BOUND/ADDITIONAL AGREEMENTS. The parties hereto agree that Norwest, Red Hat, Thomas Weisel and the New Investors, if any, by executing this Fourth Amendment, are bound to and have the benefit of the terms contained herein as well as the terms contained in the First Amendment, the Second Amendment, the Third Amendment and the Partnership Agreement as if they had become direct signatories to such agreements.

       9. REPRESENTATION. The parties to this Fourth Amendment acknowledge that the law firm of Matthews and Branscomb, P.C. has assisted in the preparation of this document on behalf of and as counsel for Trout, Ltd. and the General Partner, and further acknowledge that the Partnership will pay the fees and expenses associated with such services.

       10.    MULTIPLE COUNTERPARTS.   This Fourth Amendment may be executed in
one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                    [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

       Executed as of the date first written above.

                                   RACKSPACE, LTD.

                                   By:  Macroweb, LC
                                   Its: General Partner

                                         /s/ Graham M. Weston
                                        -------------------------------------
                                        Graham M. Weston, Member

                                         /s/ Morris A. Miller
                                        -------------------------------------
                                        Morris A. Miller, Member


                                   GENERAL PARTNER:

                                   Macroweb, LC

                                         /s/ Morris A. Miller
                                        -------------------------------------
                                        Morris A. Miller, Member

                                         /s/ Graham M. Weston
                                        -------------------------------------
                                        Graham M. Weston, Member


                                   LIMITED PARTNERS:

                                    /s/ Richard Yoo
                                   -------------------------------------------
                                   Richard Yoo

                                    /s/ Dirk Elmendorf
                                   -------------------------------------------
                                   Dirk Elmendorf

                                    /s/ Patrick Condon
                                   -------------------------------------------
                                   Patrick Condon

                                   Trout, Ltd.

                                   By:  Knightsbridge, L.C.,General Partner

                                        By: /s/ Morris Miller
                                           ----------------------------------
                                        Its: Member
                                            ---------------------------------

                                   Isom Capital Partners I, L.P.

                                   By:  BESK Funding, Inc., General Partner

                                        By: /s/ S. James Bishkin
                                           ----------------------------------
                                             S. James Bishkin
                                             President


                                   First Inning Investors, L.P.

                                   By:  Trango Capital L.L.C., General
                                        Partner

                                        By: /s/ Quincy J. Lee
                                           ----------------------------------
                                             Quincy J. Lee, Manager


                                   The Hamilton Companies LLC

                                   By: /s/ Frederic C Hamilton
                                      ---------------------------------------


                                   Beaulieu River Capital LC
                                   (formerly, Weston Investment Interest,
                                   L.L.C.)

                                   By: /s/ Graham Weston
                                      ---------------------------------------


                                   MiniPat & Company, Ltd.

                                   By: /s/ Patrick Condon
                                      ---------------------------------------

                                   2M Technology Ventures, L.P.

                                   By:  2M Technology Group, L.L.C.
                                        Its: General Partner

                                        By: /s/ Steven [ILLEGIBLE]
                                           ----------------------------------

                                   Red Hat, Inc.

                                   By: /s/ Walter McCormick
                                      ---------------------------------------


                                   Norwest Venture Partners VII, L.P.

                                   By: /s/ George Still, Jr.
                                      ---------------------------------------
                                         General Partner


                                   Tailwind Capital Partners 2000, L.P.

                                   By:  Thomas Weisel Capital Partners LLC,
                                   general partner

                                   By: /s/ David A. Baylor
                                      ----------------------------------
                                        David A. Baylor, General Counsel


                                   NEW INVESTORS:

                                 FOURTH AMENDMENT TO
                         AGREEMENT OF LIMITED PARTNERSHIP OF
                                   RACKSPACE, LTD.
                      Separate Signature Page for New Investors


With respect to the 466,431 Class C Units purchased by Sequoia Capital Franchise Fund for $2,640,000.

Sequoia Capital Franchise Fund

By: /s/ illegible
   ---------------------------


With respect to the 63,604 Class C Units purchased by Sequoia Capital Franchise Partners for $360,000.
Sequoia Capital Franchise Partners

By: /s/ illegible
   ---------------------------